EXHIBIT 10.50

                                 LOAN AGREEMENT

                          Dated as of January ___, 2000

                                     Between

                                    1350 LLC,

                                   as Borrower

                                       and

                          SECORE FINANCIAL CORPORATION,

                                    as Lender


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                                TABLE OF CONTENTS

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                                                                                                                 PAGE
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W I T N E S S E T H :.............................................................................................1

I        DEFINITIONS; PRINCIPLES OF CONSTRUCTION..................................................................1

         Section 1.1       Definitions............................................................................1

         Section 1.2       Principles of Construction............................................................19

II       THE LOAN................................................................................................19

         Section 2.1       The Loan..............................................................................19

         Section 2.2       Interest Rate.........................................................................20

         Section 2.3       Loan Payments.........................................................................23

         Section 2.4       Prepayments...........................................................................24

         Section 2.5       Exit Fee..............................................................................25

         Section 2.6       Extension of Maturity Date............................................................25

III      REPRESENTATIONS AND WARRANTIES..........................................................................26

         Section 3.1       Borrower Representations..............................................................26

         Section 3.2       Survival of Representations...........................................................34

IV       BORROWER COVENANTS......................................................................................34

         Section 4.1       Borrower Affirmative Covenants........................................................34

         Section 4.2       Borrower Negative Covenants...........................................................39

V        INSURANCE, CASUALTY AND CONDEMNATION....................................................................41

         Section 5.1       Insurance.............................................................................41

         Section 5.2       Casualty and Condemnation.............................................................44

         Section 5.3       Delivery of Net Proceeds..............................................................45

VI       RESERVE FUNDS...........................................................................................48

         Section 6.1       Tax Funds.............................................................................48

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         Section 6.2       Insurance Premium Funds...............................................................49

         Section 6.3       Capital Expenditures Funds............................................................50

         Section 6.4       Security Interest in Funds............................................................51

         Section 6.5       The Accounts; Permitted Investments; Earnings.........................................52

         Section 6.6       Cash Management.......................................................................53

VII      PROPERTY MANAGEMENT.....................................................................................54

         Section 7.1       The Management Agreement..............................................................54

         Section 7.2       Prohibition Against Termination or Modification.......................................54

         Section 7.3       Replacement of Manager................................................................54

VIII     PERMITTED TRANSFERS.....................................................................................54

         Section 8.1       Permitted Transfers of Interest in Borrower...........................................54

IX       SALE AND SECURITIZATION OF MORTGAGE.....................................................................55

         Section 9.1       Sale of Mortgage and Securitization...................................................55

         Section 9.2       Securitization Indemnification........................................................56

X        DEFAULTS................................................................................................59

         Section 10.1               Event of Default.............................................................59

         Section 10.2               Remedies.....................................................................60

         Section 10.3               Remedies Cumulative..........................................................62

XI       MISCELLANEOUS...........................................................................................62

         Section 11.1               Successors and Assigns.......................................................62

         Section 11.2               Lender's Discretion..........................................................62

         Section 11.3               Governing Law................................................................62

         Section 11.4               Modification, Waiver in Writing..............................................63

         Section 11.5               Delay Not a Waiver...........................................................63

                                                                 ii

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         Section 11.6               Notices......................................................................63

         Section 11.7               Trial by Jury................................................................64

         Section 11.8               Headings.....................................................................65

         Section 11.9               Severability.................................................................65

         Section 11.10              Preferences..................................................................65

         Section 11.11              Waiver of Notice.............................................................65

         Section 11.12              Remedies of Borrower.........................................................65

         Section 11.13              Expenses; Indemnity..........................................................66

         Section 11.14              Schedules Incorporated.......................................................67

         Section 11.15              Offsets, Counterclaims and Defenses..........................................67

         Section 11.16              No Joint Venture or Partnership; No Third Party Beneficiaries................67

         Section 11.17              Publicity....................................................................68

         Section 11.18              Waiver of Marshalling of Assets..............................................68

         Section 11.19              Waiver of Counterclaim.......................................................68

         Section 11.20              Conflict; Construction of Documents; Reliance................................68

         Section 11.21              Brokers and Financial Advisors...............................................69

         Section 11.22              Exculpation..................................................................69

         Section 11.23              Prior Agreements.............................................................71

         Section 11.24              Servicer.....................................................................71

         Section 11.25              Assignment to Successor Lender...............................................71

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                                                                iii


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SCHEDULES

Schedule 1        -        Annual Budget
Schedule 2        -        Capital Expenditures Budget
Schedule 3        -        Non-Compliance
Schedule 4        -        Leases
Schedule 4A       -        Defaulted Leases

EXHIBITS

Exhibit A         -        Form of Financial Statements
Exhibit B         -        Form of Cash Management Agreement
Exhibit C         -        Form of Letter of Instruction
Exhibit D         -        Form of Subordination Agreement

                                 LOAN AGREEMENT

                  THIS LOAN AGREEMENT dated as of January ___, 2000 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "Agreement"), between SECORE FINANCIAL CORPORATION, a Pennsylvania corporation, having an address at 3 Bethesda Metro Center, Suite 700, Bethesda, Maryland 20814 (together with its successors and assigns, "Lender") and 1350 LLC, a Delaware limited liability company, having an address at 10 East 50th Street, 27th Floor, New York, New York 10022 ("Borrower").

                  All capitalized terms used herein shall have the respective meanings set forth in Article I hereof.

                              W I T N E S S E T H :

                  WHEREAS, Borrower desires to obtain the Loan from Lender; and

                  WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the conditions and terms of this Agreement and the other Loan Documents.

                  NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:

                    I DEFINITIONS; PRINCIPLES OF CONSTRUCTION

                  Section 1.1 Definitions.

                  For all purposes of this Agreement, except as otherwise expressly provided:

                  "Accounts" shall mean, collectively, the Lockbox Account, the Cash Management Account, the Tax Account, the Insurance Premium Account and the Capital Expenditures Account.

                  "Act" shall mean the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101 et seq., as amended from time to time.

                  "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

                  "Affiliate Creditor" shall mean, with respect to any Affiliate Loan, the Affiliate of Borrower that made such Affiliate Loan.

                  "Affiliate Loan" shall mean an unsecured loan made by an Affiliate of Borrower to Borrower.

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                  "Affiliate  Obligations"  shall  mean,  with  respect  to  any
         Affiliate Loan, (a) the principal amount of, and accrued interest on (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of Borrower), such Affiliate Loan and (b) all other indebtedness, obligations and liabilities of Borrower to the Affiliate Creditor that made such Affiliate Loan now existing or hereafter incurred or created under or with respect to or in connection with such Affiliate Loan.

                  "Agent" shall mean the bank that is party to the Cash Management Agreement, its permitted successors and assigns.

                  "ALTA" shall mean American Land Title Association, or any successor thereto.

                  "Alteration Threshold" shall mean $3,500,000, excluding the cost of any alterations set forth in the Annual Budget attached as
         Schedule 1 hereto.

                  "Annual Budget" shall mean the operating and capital budget for the Property setting forth Borrower's good faith estimate of Gross Revenue, Operating Expenses, and Capital Expenditures for the applicable Fiscal Year.

                  "Applicable Interest Rate" shall mean (i) LIBOR plus the Spread with respect to any period when the Loan is a LIBOR Loan and
         (ii) the Substitute Rate plus the Substitute Spread with respect to any period when the Loan is a Substitute Rate Loan.

                  "Approved  Annual  Budget" shall have the meaning set forth in
         Section 4.1.6(e).

                  "Assignment of Leases" shall mean that certain first priority Assignment of Leases and Rents dated as of the date hereof from Borrower, as assignor, to Lender, as assignee, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "Assignment of Management Agreement" shall mean that certain Assignment of Management Agreement and Subordination of Management Fees dated the date hereof among Borrower, Manager and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "Award" shall mean any  compensation  paid by any Governmental
         Authority in connection with a Condemnation in respect of all or any part of the Property.

                  "Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors' rights.

                  "Borrower" shall have the meaning set forth in the first paragraph of this Agreement, together with its permitted successors and permitted assigns.

                  "Business Day" shall mean any day other than a Saturday, Sunday or day on which national banks in New York, New York are not open for business.

                  "Capital Expenditures" for any period shall mean amounts expended for replacements and alterations to the Property and required to be capitalized according to GAAP.

                  "Capital Expenditures Account" shall have the meaning set forth in Section 6.5.1.

                  "Capital Expenditures Budget" shall mean the budget annexed hereto as Schedule 2.

                  "Capital Expenditures Deposit" shall have the meaning set forth in Section 2.6(e).

                  "Capital Expenditures Funds" shall have the meaning set forth in Section 6.3.1.

                  "Capital Expenditures Work" shall mean any labor performed or materials installed in connection with any Capital Expenditure.

                  "Cash Management  Account" shall have the meaning set forth in
         Section 6.6.3.

                  "Cash Management Agreement" shall mean that certain cash management agreement among Lender, Borrower and Agent relating to funds deposited in the Lockbox Account.

                  "Casualty" shall mean the occurrence of any casualty, damage or injury, by fire or otherwise, to the Property or any part thereof.

                  "Casualty  Consultant"  shall  have the  meaning  set forth in
         Section 5.3.2(c).

                  "Casualty  Retainage"  shall  have the  meaning  set  forth in
         Section 5.3.2(d).

                  "Closing Date" shall mean the date of funding the Loan.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

                  "Condemnation" shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

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                  "Crescent"  shall mean Crescent Real Estate  Equities  Limited
         Partnership, a Delaware limited partnership.

                  "Debt" shall mean the outstanding principal amount of the Loan together with all interest accrued and unpaid thereon and all other sums (including the Exit Fee) due to Lender in respect of the Loan under the Note, this Agreement, the Mortgage, the Environmental Indemnity or any other Loan Document.

                  "Default" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

                  "Default Rate" shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) three percent (3%) above the Applicable Interest Rate.

                  "Determination Date" shall mean, with respect to any Interest Period, the date that is two (2) London Business Days prior to the beginning of such Interest Period.

                  "Disclosure  Document"  shall  have the  meaning  set forth in
         Section 9.2(a).

                  "Disclosure Document Date" shall have the meaning set forth in
         Section 9.1(c)(iv).

                  "Eligible Account" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. ss.9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

                  "Eligible Institution" shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by Standard & Poor's Ratings Group, P-1 by Moody's Investors Service, Inc., D-1 by Duff & Phelps Credit Rating Co. and F-1+ by Fitch IBCA, Inc. in the case of accounts in which funds are held for thirty (30) days or less or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least "AA" by Fitch, Duff and S&P and "Aa2" by Moody's.

                  "Environmental    Indemnity"    shall   mean   that    certain
         Environmental Indemnity Agreement dated as of the date hereof executed by Borrower in connection with the Loan for the benefit of Lender.

                  "Equipment" shall have the meaning set forth in the granting clause of the Mortgage.

                  "ERISA" shall have the meaning set forth in Section 4.2.11.

                  "Event of Default" shall have the meaning set forth in Section 10.1.

                  "Exchange Act" shall have the meaning set forth in Section 9.2(a).

                  "Exit Fee" shall mean a non-refundable fee to be paid to Lender as additional interest in the amount of $350,000.

                  "Extension Period" shall mean the First Extension Period or the Second Extension Period.

                  "Extraordinary Expense" shall mean any operating expense or capital expenditure not set forth in the Annual Budget.

                  "First Extended Maturity Date" shall mean May 1, 2001.

                  "First Extension Period" shall mean the period commencing the Initial Maturity Date and ending the First Extended Maturity Date.

                  "Fiscal Year" shall mean each twelve month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

                  "Funds" shall mean, collectively, the Tax Funds, the Insurance Premium Funds and the Capital Expenditures Funds.

                  "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.

                  "Governmental Authority" shall mean any court, board, agency, commission, office or authority of any nature whatsoever or any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

                  "Gross Revenue" shall mean all revenue, derived from the ownership and operation of the Property from whatever source, including, but not limited to, Rents, but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, non-recurring revenues as determined by Lender, refunds and uncollectible accounts, proceeds of casualty insurance and Awards (other than business interruption or other loss of income insurance), and any disbursements to Borrower of any Funds or any other fund established by the Loan Documents. If any Lease has been terminated by Borrower in accordance with the terms of this Agreement and (i) a replacement Lease has not been executed by Borrower with respect to the space demised by such terminated Lease or
         (ii) a replacement Lease has been executed by Borrower with respect to the space demised by such terminated Lease but rents are not yet payable under such replacement Lease, the rents that would otherwise be payable under such terminated or replacement Lease, respectively, shall be included in the calculation of "Gross Revenue".

                  "Guaranty" shall mean that certain Partial Guaranty dated as of the date hereof executed by Metropolitan in favor of Lender.

                  "Improvements" shall have the meaning set forth in the granting clause of the Mortgage.

                  "Indebtedness" shall mean, for any Person, without duplication: (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (iv) all indebtedness guaranteed by such Person, directly or indirectly, (v) all obligations under leases that constitute capital leases for which such Person is liable, and (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

                  "Independent  Director"  shall have the  meaning  set forth in
         Section 3.1.24(p).

                  "Independent  Manager"  shall  have the  meaning  set forth in
         Section 3.1.24(o).

                  "Initial Maturity Date" shall mean February 1, 2001.

                  "Insolvency  Opinion"  shall  have the  meaning  set  forth in
         Section 4.1.11.

                  "Insurance Premium Account" shall have the meaning set forth in Section 6.5.1.

                  "Insurance  Premium Funds" shall have the meaning set forth in
         Section 6.2.1.

                  "Insurance  Premiums"  shall  have the  meaning  set  forth in
         Section 5.1.1.

                  "Interest Period" shall mean (a) initially, the period commencing on the Closing Date and ending on the last day of January, 2000 and (b) for each period thereafter, the period commencing on the first (1st) day of each calendar month and ending on the last day of such calendar month.

                  "Lease"  shall  mean  any  lease,   sublease  or  subsublease,
         letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) to which Borrower or any predecessor-in-interest of Borrower is a party pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

                  "Legal Requirements" shall mean, with respect to Borrower and the Property, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower or the Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to the Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

                  "Lender" shall have the meaning set forth in the first paragraph of this Agreement, together with its successors and assigns.

                  "Liabilities" shall have the meaning set forth in Section 9.2(b).

                  "LIBOR" shall mean, with respect to each Interest Period, the rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/1000 of 1%) for deposits in U.S. dollars, for a one-month period, that appears on Telerate Page 3750 (or the successor thereto) as of 11:00 a.m., London time, on the related Determination Date. If such rate does not appear on Telerate Page 3750 as of 11:00 a.m., London time, on such Determination Date, LIBOR shall be the arithmetic mean of the offered rates (expressed as a percentage per annum) for deposits in U.S. dollars for a one-month period that appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such Determination Date, if at least two such offered rates so appear. If fewer than two such offered rates appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such Determination Date, Lender shall request the principal London Office of any four major reference banks in the London interbank market reasonably selected by Lender, to provide such bank's offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. dollars for a one-month period as of 11:00 a.m., London time, on such Determination Date for the then outstanding principal amount of the Loan. If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, Lender shall request any three major banks in New York City reasonably selected by Lender, to provide such bank's rate (expressed as a percentage per annum) for loans in U.S. dollars to leading European banks for a one-month period as of approximately 11:00 a.m., New York City time on the applicable
         Determination Date for the then outstanding principal amount of the Loan. If at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates. LIBOR shall be determined by Lender or its agent.

                  "LIBOR Loan" shall mean the Loan at any time in which the Applicable Interest Rate is calculated at LIBOR plus the Spread in accordance with the provisions of Article II hereof.

                  "Lien" shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting the Property or any portion thereof or Borrower, or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

                  "Loan" shall mean the loan made by Lender to Borrower pursuant to this Agreement.

                  "Loan Documents" shall mean, collectively, this Agreement, the Note, the Mortgage, the Assignment of Leases, the Cash Management Agreement, the Environmental Indemnity, the Assignment of Management Agreement, the Guaranty and any other document now or hereafter executed and/or delivered in connection with the Loan.

                  "Lockbox Account" shall have the meaning set forth in Section 6.6.1.

                  "Lockbox  Trigger  Date"  shall have the  meaning set forth in
         Section 6.6.1.

                  "Major Lease" shall mean any Lease covering more than 20,000 square feet at the Property.

                  "Management Agreement" shall mean, with respect to the Property, that certain management agreement dated as of the date hereof by and between Borrower and Manager, pursuant to which Manager is to provide management and other services with respect to the Property.

                  "Manager" shall mean Rany Management Group, Inc. or any other manager approved by Lender.

                  "Maturity Date" shall mean the Initial Maturity Date, the First Extended Maturity Date or the Second Extended Maturity Date, as applicable, or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

                  "Maximum Legal Rate" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

                  "Metropolitan"   shall  mean  Metropolitan   Partners  LLC,  a
         Delaware limited liability company.

                  "Metropolitan Operating Partnership" shall mean Metropolitan Operating Partnership, L.P., a Delaware limited partnership.

                  "Monthly Insurance Premium Deposit" shall have the meaning set forth in Section 6.2.1.

                  "Monthly Payment Date" shall mean the first (1st) Business Day of every calendar month occurring during the term of the Loan.

                  "Monthly  Tax  Deposit"  shall have the  meaning  set forth in
         Section 6.1.1.

                  "Morgan Stanley" shall have the meaning set forth in Section 9.2(b).

                  "Morgan  Stanley  Group"  shall have the  meaning set forth in
         Section 9.2(b).

                  "Mortgage" shall mean that certain first priority Consolidated, Amended and Restated Mortgage, Security Agreement and Fixture Filing dated as of the date hereof, executed and delivered by Borrower as security for the Loan made to Borrower and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "Net Proceeds" shall mean: (i) the net amount of all insurance proceeds payable as a result of a Casualty to the Property, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys' fees), if any, in collecting such insurance proceeds, or (ii) the net amount of the Award, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys' fees), if any, in collecting such Award.

                  "Net Proceeds  Deficiency" shall have the meaning set forth in
         Section 5.3.2(f).

                  "Note" shall have the meaning set forth in Section 2.1.3.

                  "Notice" shall have the meaning set forth in Section 11.6.

                  "Officer's Certificate" shall mean a certificate delivered to Lender by Borrower which is signed by an authorized officer of Borrower.

                  "Operating Expenses" shall mean all costs and expenses relating to the operation, maintenance and management of the Property, including, without limitation, utilities, repairs and maintenance, insurance, property taxes and assessments, advertising expenses, payroll and related taxes, equipment lease payments, a management fee equal to the greater of 3.5% of annual rents or the actual management fee and deposits required to be made as Funds, but excluding depreciation, amortization and Extraordinary Expenses; provided, however, such costs and expenses shall be subject to adjustment by Lender to normalize such costs and expenses.

                  "Operating   Partnership"   shall   mean   Reckson   Operating
         Partnership L.P., a Delaware limited partnership.

                  "Other Charges" shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

                  "Permanent Financing" shall mean any financing or loan secured in whole or in part by an interest in the Property, the proceeds of which will be used by Borrower to repay the Debt in full.

                  "Permitted Encumbrances" shall mean, with respect to the Property, collectively, (i) the Liens and security interests created by the Loan Documents, (ii) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy relating to the Property or any part thereof, (iii) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, (iv) to the extent that any leases are either approved by Lender or do not require the approval of Lender pursuant to the terms of this Agreement, rights of tenants under such leases as tenants only and (v) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's sole discretion, which in the aggregate do not materially adversely affect the value or use of the Property or Borrower's ability to repay the Loan.

                  "Permitted Investments" shall have the meaning set forth in the Cash Management Agreement.

                  "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

                  "Policies"  shall  have  the  meaning   specified  in  Section
         5.1.1(b).

                  "Prepayment Date" shall mean the date on which the Loan is prepaid in accordance with the terms hereof.

                  "Property" shall mean each parcel of real property, the improvements thereon and all personal property owned by Borrower and encumbered by the Mortgage, together with all rights pertaining to such property and improvements, as more particularly described in the Granting Clauses of the Mortgage.

                  "Qualified Transferee" shall mean an institutional quality investor with appropriate financial wherewithal and of good moral character and good standing, each as determined by Lender in its sole discretion.

                  "Rating Agencies" shall mean each of Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. and Fitch IBCA, Inc., or any other nationally-recognized statistical rating agency which has been approved by Lender.

                  "Reckson" shall mean Reckson Associates Realty Corp., a Maryland corporation.

                  "Registration  Statement"  shall have the meaning set forth in
         Section 9.2(b).

                  "Rents" shall mean, with respect to the Property, all rents, moneys payable as damages or in lieu of rent, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to the Property.

                  "Restoration"  shall  have the  meaning  set forth in  Section
         5.2.1.

                  "Restoration Threshold" shall mean $3,500,000.

                  "Secondary Market Transaction" shall have the meaning set forth in Section 9.1(a).

                  "Second Extended Maturity Date" shall mean August 1, 2001.

                  "Second Extension Period" shall mean the period commencing the First Extended Maturity Date and ending the Second Extended Maturity Date.

                  "Securities"  shall  have the  meaning  set  forth in  Section
         9.1(a).

                  "Securities Act" shall have the meaning set forth in Section 9.2(a).

                  "Securitization" shall have the meaning set forth in Section 9.1(a).

                  "Securitization Date" shall mean that date which is the later of (a) thirty (30) days after Lender gives Borrower written notice of its intent to complete a Securitization and (b) the date upon which a preliminary prospectus or offering memorandum is distributed to investors in connection with a proposed Securitization.

                  "Servicer" shall have the meaning set forth in Section 11.24.

                  "Servicing  Agreement"  shall  have the  meaning  set forth in
         Section 11.24.

                  "Severed Loan  Documents"  shall have the meaning set forth in
         Section 10.2(c).

                  "SPC Member" shall have the meaning set forth in Section 3.1.24(o).

                  "Spread" shall mean 1.65%.

                  "Springing Event" shall have the meaning set forth in Section 3.1.24(v).

                  "Springing Member" shall have the meaning set forth in Section 3.1.24(v)

                  "Standard  Statement"  shall  have the  meaning  set  forth in
         Section 9.1(c).

                  "State" shall mean the State of New York.

                  "Subordinate and Junior in Right of Payment", with respect to any Affiliate Loan, shall mean that:

                  (i) no part of the Affiliate Obligations shall have any claim to the assets of Borrower on a parity with or prior to the claim of the Debt. Unless and until the Debt shall have been fully paid and satisfied by payment in full in cash, no Affiliate Creditor will (A) take, demand or receive from Borrower, and Borrower will not make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment, prepayment, collateral or security, or permit any payment, prepayment, collateral, security or guarantee, for the whole or any part of the Affiliate
         Obligations, provided, however, that if (x) no Default or Event of Default has occurred under this Agreement or any other Loan Document and (y) the cash flow from the operation of the Property is sufficient to make such payments, then Borrower shall be permitted to make payments on account of the Affiliate Obligations in an aggregate amount not to exceed $3,500,000, (B) accelerate for any reason the scheduled maturities of any of the Affiliate Obligations, (C) institute or maintain any action to enforce the loan documents and other instruments evidencing, representing, securing and/or guaranteeing the Affiliate Loan, as any of the same may be amended, supplements, extended, renewed, restated, replaced, substituted or otherwise modified from time to time with the prior written consent of Lender (collectively, the "Subordinated Loan Documents"), including, without limitation, any action to foreclose the Subordinated Loan Documents by judicial procedure or otherwise, (D) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to Borrower, or seeking to adjudicate Borrower a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Borrower or its debts, (E) apply to any court or other public body for the appointment of a receiver, trustee, agent or similar official for the Project, (F) exercise any of the other remedies provided in the Subordinated Loan Documents, including, without limitation, the right to collect and retain rents and revenues from the Project and the right to enter upon, take possession of and manage the Project or (G) demand or take any security for all or part of the Affiliate Obligations.

                  (ii)  (A)  In  the  event  of any  distribution,  division  or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any substantial part of the property, assets or business of Borrower or the proceeds thereof to any creditor or creditors of Borrower or (B) upon any indebtedness of
         Borrower becoming due and payable by reason of any liquidation, dissolution or other winding-up of Borrower or its business or by reason of any sale, receivership, insolvency, reorganization or bankruptcy proceedings, assignment for the benefit of creditors, arrangement or any proceeding by or against Borrower for any relief under any bankruptcy, reorganization or insolvency law or laws, Federal or state, or any law, Federal or state, relating to the relief of debtors, readjustment of indebtedness, reorganization, composition, or extension, or (C) in the event that any of the Affiliate Obligations is declared due and payable prior to its stated maturity (under circumstances when the preceding clause (A) or (B) shall not be applicable), or (D) in the event that any of the Debt have become, or have been declared to be, due and payable (and have not been paid in accordance with their terms), then and in any such event, any payment or distribution of any kind or character, whether in cash, property or securities which, but for the subordination provisions contained herein, would otherwise be payable or deliverable to the Affiliate Creditor upon or in respect of the Affiliate Obligations, shall instead be paid over or delivered to, and for the account of, Lender, and the Affiliate Creditor shall not receive any such payment or distribution or any benefit therefrom unless and until the Debt shall have been fully paid and satisfied in cash.

                  "Subordination  Agreement" shall have the meaning set forth in
         Section 3.1.24(d).

                  "Substitute Rate" shall have the meaning set forth in Section 2.2.3(c).

                  "Substitute Rate Loan" shall mean the Loan at any time in which the Applicable Interest Rate is calculated at the Substitute Rate plus the Substitute Spread in accordance with the provisions of Article II hereof.

                  "Substitute  Spread"  shall  have  the  meaning  set  forth in
         Section 2.2.3(c).

                  "Survey" shall mean a survey of the Property in question prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policies, and containing a certification of such surveyor satisfactory to Lender.

                  "Tax  Account"  shall  have the  meaning  set forth in Section
         6.5.1.

                  "Tax Funds" shall have the meaning set forth in Section 6.1.1.

                  "Taxes" shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or any part thereof.

                  "Tenant" shall mean any Person obligated under any Lease now or hereafter affecting all or any part of the Property.

                  "Title Insurance Policy" shall mean an ALTA mortgagee title insurance policy in the form (acceptable to Lender) issued with respect to the Property and insuring the lien of the Mortgage encumbering the Property.

                  "UCC" or "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the applicable State or Commonwealth in which the Property is located.

                  "Underwritable Net Operating Income" shall mean the excess of Gross Revenue over Operating Expenses. Lender's calculation of Underwritable Net Operating Income (including determination of items that do not qualify as Gross Revenue or Operating Expenses) shall be final absent manifest error.

                  "Underwriter  Group"  shall  have  the  meaning  set  forth in
         Section 9.2(b).

                  "Updated  Information"  shall  have the  meaning  set forth in
         Section 9.1(b).

                  "U.S. Obligations" shall mean direct full faith and credit obligations of the United States of America that are not subject to prepayment, call or early redemption.

                  Section 1.2 Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

                                  II THE LOAN

                  Section 2.1 The Loan.

                  2.1.1 Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender shall make the Loan to Borrower and Borrower shall accept the Loan from Lender on the Closing Date in the original principal amount of $70,000,000.00.

                  2.1.2 Single Disbursement to Borrower. Borrower shall receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

                  2.1.3 The Note. The Loan shall be evidenced by that certain Consolidated, Amended and Restated Note dated as of the date hereof made by Borrower in favor of Lender in the original principal amount of $70,000,000.00 (as the same may be amended, supplemented, restated, increased, extended and consolidated, the "Note").

                  2.1.4 Use of Proceeds. Borrower shall use proceeds of the Loan to (i) pay a portion of the acquisition costs relating to the Property and (ii) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender.

                  Section 2.2 Interest Rate

                  2.2.1 Applicable Interest Rate. Interest on the outstanding principal balance of the Loan shall accrue from the Closing Date up to and including the Maturity Date, at the Applicable Interest Rate.

                  2.2.2 Interest Calculation. Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by
(b) a daily rate based on the Applicable Interest Rate and a three hundred sixty
(360) day year by (c) the outstanding principal balance of the Loan.

                  2.2.3 Determination of Interest Rate.

                  (a) Subject to the terms and conditions of this Section 2.2.3, the Loan shall be a LIBOR Loan and Borrower shall pay interest on the outstanding principal amount of the Loan at 7.43% per annum for the initial Interest Period ending on January 31, 2000 and LIBOR plus the Spread for each Interest Period thereafter. Any change in the rate of interest hereunder due to a change in the Applicable Interest Rate shall become effective as of the opening of business on the first Business Day on which such change in the Applicable Interest Rate shall become effective. Each determination by Lender of the Applicable Interest Rate shall be conclusive and binding for all purposes, absent manifest error.

                  (b) In the event that Lender shall have determined (which determination shall be conclusive and binding upon Borrower absent manifest error) that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining LIBOR, then Lender shall, by notice to Borrower ("Lender's Notice"), establish the Applicable Interest Rate at Lender's then customary spread (the "Substitute Spread"), taking into account the size of the Loan and the creditworthiness of Borrower, above a published index used for variable rate loans as reasonably determined by Lender (the "Substitute Rate").

                  (c) If, pursuant to the terms of this Agreement, the Loan has been converted to a Substitute Rate Loan and Lender shall determine (which determination shall be conclusive and binding upon Borrower absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable, Lender shall give notice thereof to Borrower, and the Substitute Rate Loan shall automatically convert to a LIBOR Loan on the effective date set forth in such notice. Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to elect to convert a LIBOR Loan to a Substitute Rate Loan.

                  (d) All payments made by Borrower hereunder with respect to the Loan shall be made free and clear of, and without reduction for or on account of, income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, reserves or withholdings imposed, levied, collected, withheld or assessed by any Governmental Authority, which are imposed, enacted or become effective after the date hereof (such non-excluded taxes being referred to collectively as "Foreign Taxes"), excluding income and franchise taxes of the United States of America or any political subdivision or taxing authority thereof or therein (including Puerto Rico). If any Foreign Taxes are required to be withheld from any amounts payable to Lender hereunder, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Foreign Taxes) interest or any such other amounts payable hereunder at the rate or in the amounts specified hereunder. Whenever any Foreign Tax is payable pursuant to applicable law by Borrower, as promptly as possible thereafter, Borrower shall send to Lender an original official receipt, if available, or certified copy thereof showing payment of such Foreign Tax. Borrower hereby indemnifies Lender for any incremental taxes, interest or penalties that may become payable by Lender which may result from any failure by Borrower to pay any such Foreign Tax when due to the appropriate taxing authority or any failure by Borrower to remit to Lender the required receipts or other required documentary evidence.

                  (e) If any requirement of law or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for Lender to make or maintain a LIBOR Loan as contemplated hereunder, (i) the obligation of Lender hereunder to make a LIBOR Loan shall be cancelled forthwith and (ii) Lender may give Borrower a Lender's Notice, declaring the Applicable Interest Rate based upon the Substitute Rate in effect from time to time plus the Substitute Spread. Borrower hereby agrees promptly to pay Lender, upon demand, any additional amounts necessary to compensate Lender for any out-of-pocket costs incurred by Lender in making any conversion in accordance with this Agreement, including, without limitation, any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the LIBOR Loan hereunder. Lender's notice of such costs, as certified to Borrower, shall be conclusive absent manifest error.

                  (f) In the event that any change in any requirement of law or in the interpretation or application thereof, or compliance by Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority:

                  (i) shall hereafter impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of LIBOR hereunder;

                  (ii) shall hereafter have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration
         Lender's policies with respect to capital adequacy) by any amount deemed by Lender to be material; or

                  (iii) shall hereafter impose on Lender any other condition and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder;

then, in any such case, Borrower shall promptly pay Lender, upon demand, any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable which Lender deems to be material as determined by Lender. If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.2.3(f), Lender shall provide Borrower with not less than thirty
(30) days written notice specifying in reasonable detail the event by reason of which it has become so entitled and the additional amount required to fully compensate Lender for such additional cost or reduced amount. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence, executed by an authorized signatory of Lender and submitted by Lender to Borrower shall be conclusive in the absence of manifest error. This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under this Agreement and the Loan Documents.

                  (g) Borrower agrees to indemnify Lender and to hold Lender harmless from any loss or expense (other than consequential or punitive damages) which Lender sustains or incurs as a consequence of (i) any default by Borrower in payment of the principal of or interest on a LIBOR Loan, including, without limitation, any such loss or expense arising from interest or fees actually payable by Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder, (ii) any prepayment (whether voluntary or mandatory) of the LIBOR Loan on a day that (A) is not the Monthly Payment Date or (B) is the Monthly Payment Date immediately following the last day of an Interest Period with respect thereto if Borrower did not give the prior written notice of such prepayment required pursuant to the terms of this Agreement, including, without limitation, such loss or expense arising from interest or fees actually payable by Lender to lenders of funds obtained by it in order to maintain the LIBOR Loan hereunder and (iii) the conversion (for any reasons set forth in this Section 2.2.3) of the Applicable Interest Rate to the Substitute Rate plus the Substitute Spread with respect to any portion of the outstanding principal amount of the Loan then bearing interest at a rate other than the Substitute Rate plus the Substitute Spread on a date other than the Monthly Payment Date immediately following the last day of an Interest Period, including, without limitation, such loss or expenses arising from interest or fees actually payable by Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder (the amounts referred to in clauses (i), (ii) and (iii) are herein referred to collectively as the "Breakage Costs"). Whenever in this paragraph the term "interest or fees payable by Lender to lenders of funds obtained by it" is used and no such funds were actually obtained from such lenders, it shall include interest or fees which would have been payable by Lender if it had obtained funds from lenders in order to maintain a LIBOR Loan hereunder. Lender will provide to Borrower a statement detailing such Breakage Costs and the calculation thereof. This provision shall survive payment of the Note in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents.

                  2.2.4   Additional   Costs.   Lender  will  use   commercially
reasonable efforts (consistent with legal and regulatory restrictions) to maintain the availability of the LIBOR Loan and to avoid or reduce any increased or additional costs payable by Borrower under Section 2.2.3 above, including, if requested by Borrower and available, a transfer or assignment of the Loan to a branch, office or Affiliate of Lender in another jurisdiction, or a redesignation of its lending office with respect to the Loan, in order to maintain the availability of the LIBOR Loan or to avoid or reduce such increased or additional costs; provided, however, that such transfer, assignment or redesignation would not (a) result in any additional costs, expenses or risk to Lender and (b) be disadvantageous in any other material respect to Lender, as determined by Lender in its sole discretion.

                  2.2.5 Usury Savings. This Agreement and the other Loan Documents are subject to the express condition that at no time shall Borrower be required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Applicable

Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

                  Section 2.3 Loan Payments.

                  2.3.1 Payment Before Maturity Date. Borrower shall make a payment to Lender of interest only on the date hereof for the period from the Closing Date to and including January 31, 2000. Borrower shall make a payment to Lender of interest only calculated in the manner set forth herein on March 1, 2000 and on each Monthly Payment Date thereafter to and including the Maturity Date.

                  2.3.2 Payments On Maturity Date. Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and the Exit Fee, and all other amounts then due hereunder and under the Note, the Mortgage and the other Loan Documents.

                  2.3.3 Payment After Default. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal balance of the Loan shall accrue interest at the Default Rate, calculated from the date the Default which gave rise to such Event of Default occurred without regard to any grace or cure periods contained herein.

                  2.3.4 Late Payment Charge. If any principal, interest or any other sum due under the Loan Documents is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of three percent (3%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgage and the other Loan Documents.

                  2.3.5 Method and Place of Payment. (a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 1:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender's office, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

                  (b) Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the Applicable Interest Rate or the Default Rate, as the case may be, during such extension.

                  Section 2.4 Prepayments.

                  2.4.1 Voluntary Prepayments. Borrower shall have the right, at its option and upon not less than both (i) thirty (30) days prior revocable written notice to Lender and (ii) fifteen (15) days prior irrevocable written notice to Lender, to prepay the Debt at any time, in whole or in part, on any Monthly Payment Date; provided, however, that each prepayment shall be in an amount equal to not less than $1,000,000.

                  2.4.2 Mandatory Prepayments. If Lender actually receives a distribution of Net Proceeds, and if Lender is not required to and does not actually make such Net Proceeds available to Borrower for a Restoration, Borrower shall, at Lender's option, as of the Monthly Payment Date next succeeding the receipt of such Net Proceeds, prepay the outstanding principal balance of the Note in an amount equal to one hundred percent (100%) of such Net Proceeds.

                  2.4.3 Prepayments After Securitization. In the event that any prepayment of the Debt is made after the Securitization Date on a date that is not a Monthly Payment Date, Borrower shall also pay to Lender, in addition to any applicable Breakage Costs, all interest that would have otherwise accrued on the Debt through the last day of the Interest Period in which such prepayment occurs.

                  Section 2.5 Exit Fee.

                  The Exit Fee shall be payable in full upon the Maturity Date or such other date on which all of the principal of the Note becomes due and payable as set forth in the Note or this Agreement, whether at such stated maturity date, by declaration of acceleration or otherwise. The Exit Fee paid by Borrower to Lender shall be credited against a portion of (a) any origination fee otherwise payable to Lender if Lender provides Permanent Financing and (b) any advisory fee otherwise payable to Lender in conjunction with Lender's arrangement of a Permanent Financing.

                  Section 2.6 Extension of Maturity Date.

                  Upon and subject to fulfillment of the following conditions to the satisfaction of Lender, Borrower shall have the right to extend the Maturity Date of the Loan to the First Extended Maturity Date (the "First Extension") and in the event that the First Extension has been effected, Borrower shall have the right to extend the First Extended Maturity Date to the Second Extended Maturity Date (the "Second Extension"):

                  (a) Prior to such extension, Borrower shall have delivered to Lender a written notice (the "Extension Notice") of the proposed extension on or before a date which is between 30 and 60 days prior to: (i) with respect to the First Extension, the Maturity Date and (ii) with respect to the Second Extension, the First Extended Maturity Date;

                  (b) Not later than the commencement of the relevant renewal period, Borrower shall have paid an extension fee to Lender in an amount equal to $105,000 (the "Extension Fee");

                  (c)  The   Underwritable   Net   Operating   Income   for  the
twelve-month period immediately preceding the date the applicable Extension Notice is received by Lender shall be at least equal to $7,800,000;

                  (d) Any reserves which are required to be funded pursuant to this Agreement shall have been fully funded;

                  (e) To the extent Borrower has not previously delivered to Lender satisfactory evidence that Borrower has made Capital Expenditures in accordance with the Capital Expenditures Budget (the "Actual Capital Expenditures") equal to at least $3,500,000, Borrower shall either deliver such evidence of the Actual Capital Expenditures to Lender in such amount or Borrower shall have funded the difference between $3,500,000 and the Actual Capital Expenditures that were made by Borrower (such difference, the "Capital Expenditures Deposit") into the Capital Expenditures Account; and

                  (f) No Event of Default shall have occurred and be continuing, either as of (i) the date the Extension Notice is delivered or (ii) the date upon which the Extension Period is to otherwise commence.

                  Each Extension Notice shall be accompanied by an Officer's Certificate of Borrower (A) stating that, as of the date of such request, to the best of Borrower's knowledge, no Default has occurred and is continuing and (B) specifying the Underwritable Net Operating Income for the immediately preceding twelve-month period. Lender shall calculate the Underwritable Net Operating Income within thirty (30) days after Lender's receipt from Borrower of the Extension Notice, and shall notify Borrower thereof. If Borrower does not properly exercise its extension options as set forth in this Section 2.6, the Debt shall be due and payable in full on the Initial Maturity Date or the First Extended Maturity Date, as applicable. Notwithstanding anything herein to the contrary, if Borrower notifies Lender in writing that it intends to repay the Loan as of any Maturity Date, no Extension Fee shall be due and payable by Borrower so long as Borrower actually pays the Debt in full within 15 days of such specified Maturity Date.

                       III REPRESENTATIONS AND WARRANTIES

                  Section 3.1 Borrower Representations.

                  Borrower represents and warrants that:

                  3.1.1 Organization. Borrower is duly organized, validly existing and in good standing with full power and authority to own its assets and conduct its business, is duly qualified in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on its ability to perform its obligations hereunder, and Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform under this Agreement and all the transactions contemplated hereby.

                  3.1.2 Organization. This Agreement and the other Loan Documents have been duly authorized, executed and delivered by Borrower and constitute a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  3.1.3 No Conflicts. The execution and delivery of this Agreement and the other Loan Documents by Borrower and the performance of its obligations hereunder and thereunder will not conflict with any provision of any law or regulation to which Borrower is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of Borrower's organizational documents or any agreement or instrument to which Borrower is a party or by which it is bound, or any order or decree applicable to Borrower, or result in the creation or imposition of any lien on any of Borrower's assets or property (other than the Property), in each case which would materially and adversely affect the ability of Borrower to carry out the transactions contemplated by this Agreement.

                  3.1.4 Litigation. There is no action, suit, proceeding or investigation pending or, to Borrower's knowledge, threatened against Borrower in any court or by or before any other Governmental Authority which would materially and adversely affect the ability of Borrower to carry out the transactions contemplated by this Agreement.

                  3.1.5 Agreements. Borrower is not in default with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of Borrower or its properties or might have consequences that would materially and adversely affect its performance hereunder.

                  3.1.6 Consents. No consent, approval, authorization or order of any court or Governmental Authority is required for the execution, delivery and performance by Borrower of, or compliance by Borrower with, this Agreement or the consummation of the transactions contemplated hereby, other than those which have been obtained by Borrower.

                  3.1.7 Title. Borrower has good, marketable and insurable title in fee simple to the real property comprising part of the Property and good title to the balance of the Property, free and clear of all Liens whatsoever except the Permitted Encumbrances. The Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, first priority, perfected lien on the Property, subject only to Permitted Encumbrances and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any Permitted Encumbrances.

                  3.1.8 No Plan Assets. Borrower is not an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (i) Borrower is not a "governmental plan" within the meaning of
Section 3(32) of ERISA and (ii) transactions by or with Borrower are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans.

                  3.1.9 Compliance. Except as set forth on Schedule 3 attached hereto, to Borrower's knowledge, Borrower and the Property and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. Except as set forth on Schedule 3 attached hereto, to Borrower's knowledge, Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might materially adversely affect the condition (financial or otherwise) or business of Borrower. Borrower has not committed any act which may give any Governmental Authority the right to cause Borrower to forfeit the Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents.

                  3.1.10 Financial Information. All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of the Property (i) is fairly stated in all material respects, (ii) accurately represents the financial condition of the Property as of the date of such reports, and (iii) have been prepared in accordance with GAAP throughout the periods covered.

                  3.1.11 Condemnation. To Borrower's knowledge, no Condemnation or other proceeding has been commenced or is contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

                  3.1.12 Utilities and Public Access. The Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its intended uses.

                  3.1.13 Separate Lots. The Property is comprised of one (1) or more parcels which constitutes a separate tax lot and does not constitute a portion of any other tax lot not a part of the Property.

                  3.1.14 Assessments. To Borrower's knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

                  3.1.15 Enforceability. The Loan Documents are not subject to any right of rescission, setoff, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and Borrower has not asserted any right of rescission, setoff, counterclaim or defense with respect thereto.

                  3.1.16 Assignment of Leases. The Assignment of Leases creates a valid assignment of, or a valid security interest in, certain rights under the Leases, subject only to a license granted to Borrower to exercise certain rights and to perform certain obligations of the lessor under such Leases, including the right to operate the Property. No Person other than Lender has any interest in or assignment of Borrower's interest in the Leases or any portion of the Rents due and payable or to become due and payable thereunder.

                  3.1.17 Insurance. Each building or other improvement located on the Property is insured by a fire and extended perils insurance policy, in an amount not less than the replacement cost thereof; the Property is also covered by business interruption insurance and comprehensive general liability insurance in amounts generally required by institutional lenders for similar properties; all premiums on such insurance policies required to be paid as of the date hereof have been paid; such insurance policies require prior notice to the insured of termination or cancellation, and no such notice has been received.

                  3.1.18 Licenses. All permits and approvals, including without limitation, certificates of occupancy required by any Governmental Authority for the use, occupancy and operation of the Property in the manner in which the Property is currently being used, occupied and operated have been obtained and are in full force and effect.

                  3.1.19 Flood Zone. None of the Improvements on the Property are located in an area identified by the Federal Emergency Management Agency as a special flood hazard area.

                  3.1.20   Physical   Condition.   To  the  best  of  Borrower's
knowledge, the Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, is in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would materially adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

                  3.1.21 Boundaries. Except as set forth on the Survey, to Borrower's knowledge, all of the Improvements lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances affecting the Property encroach upon any of the Improvements, so as to affect the value or marketability of the Property except those which are insured against by title insurance.

                  3.1.22 Leases. To Borrower's knowledge, the Property is not subject to any Leases other than the Leases described in Schedule 4 attached hereto and made a part hereof. To Borrower's knowledge, except as set forth on
Schedule 4A attached hereto, the Leases identified on Schedule 4 are in full force and effect and there are no defaults thereunder by either party. No Rent (including security deposits) has been paid more than one (1) month in advance of its due date. All work to be performed by Borrower under each Lease has been performed as required and has been accepted by the applicable tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any tenant has already been received by such tenant.

                  3.1.23 Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to have been paid under applicable Legal Requirements in connection with the transfer of the Property to Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to have been paid under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgage, have been paid. All taxes and governmental assessments due and owing in respect of Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established hereunder or are insured against by the title insurance policy to be issued in connection with the Mortgage.

                  3.1.24 Single Purpose. Borrower hereby represents and warrants to, and covenants with, Lender that as of the date hereof and until such time as the Debt shall be paid in full:

                  (a) Borrower does not own and will not own any asset or property other than (i) the Property, and (ii) incidental personal property necessary for the ownership or operation of the Property.

                  (b) Borrower will not engage in any business other than the ownership, management and operation of the Property and Borrower will conduct and operate its business as presently conducted and operated.

                  (c) Borrower will not enter into any contract or agreement with any Affiliate of Borrower, any constituent party of Borrower or any Affiliate of any constituent party, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any such party; provided, however, that that certain Management Agreement dated as of the date hereof between Borrower and Manager is hereby approved by Lender.

                  (d)   Borrower  has  not  incurred  and  will  not  incur  any
Indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation) other than (i) the Debt, (ii) unsecured trade payables not more than sixty (60) days past due incurred in the ordinary course of business in an aggregate amount not exceeding $1,000,000 exclusive of any amount that Borrower is disputing in good faith and (iii) Affiliate Loans, provided, however, notwithstanding the foregoing, that (x) all such Affiliate Loans shall at all times be Subordinate and Junior in Right of Payment and the Affiliate Creditor which makes such Affiliate Loan executes and delivers a subordination agreement to Lender in substantially the form attached as Exhibit D hereto (the "Subordination Agreement"), (y) outside counsel to the Affiliate Creditor which makes such Affiliate Loan executes and delivers to Lender an opinion letter satisfactory to Lender regarding the due authorization, execution, delivery and enforceability of such Subordination Agreement and (z) the sum of all amounts referenced in clauses (i), (ii) and (iii) above shall not exceed 75% of the Borrower's actual cash cost of acquiring the Property. No Indebtedness other than the Debt may be secured (subordinate or pari passu) by the Property.

                  (e) Borrower has not made and will not make any loans or advances to any third party (including any Affiliate or constituent party), and shall not acquire obligations or securities of any third party (including any Affiliate or constituent party).

                  (f) Borrower is and will remain solvent and Borrower will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due.

                  (g) Each of Borrower and SPC Member has done or caused to be done and will do all things necessary to observe limited liability company and other organizational formalities and preserve its existence, and Borrower and SPC Member will not, nor will Borrower or SPC Member permit any constituent party to, amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, operating agreement, trust or other organizational documents of Borrower, SPC Member or such constituent party without the prior written consent of Lender.

                  (h) Borrower will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any constituent party and Borrower will file its own tax returns. Borrower shall maintain its books, records, resolutions and agreements as official records.

                  (i) Borrower will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of Borrower or any constituent party of Borrower), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of the other and shall maintain and utilize a separate telephone number and separate stationery, invoices and checks.

                  (j) Borrower will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

                  (k) None of Borrower, SPC Member or any constituent party will
seek  or  effect  the  liquidation,   dissolution,   winding  up,   liquidation,
consolidation or merger, in whole or in part, of Borrower.

                  (l) Borrower will not commingle the funds and other assets of Borrower with those of any Affiliate or constituent party or any other Person, and will hold all of its assets in its own name.

                  (m) Borrower has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any other Person.

                  (n) Borrower does not and will not hold itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other Person.

                  (o) Borrower shall have as its sole member a Delaware  limited liability company (the "SPC Member") which is a single purpose entity whose sole asset is its interest in Borrower (which interest shall not be less than one-hundred percent (100%) of the ownership interest in Borrower). Borrower and SPC Member shall each have as an independent manager (each an "Independent Manager") a Delaware corporation which is a single purpose entity whose sole asset is its interest in the Borrower; each of such Independent Managers shall be different corporate entities. Each Independent Manager will at all times comply, and will cause Borrower and SPC Member to comply, with each of the representations, warranties and covenants contained in this Section 3.1.24 as if such representation, warranty or covenant was made directly by the Independent Managers and the SPC Member. As used in this subsection 3.1.24, the term "single purpose entity" shall mean an entity whose organizational documents contain restrictions on its activities and impose requirements intended to preserve separateness that are substantially similar to those of Borrower and provide, inter alia, that it: (a) is organized for a limited purpose; (b) has restrictions on its ability to incur indebtedness, dissolve, liquidate, consolidate, merge and/or sell assets; (c) may not file voluntarily a bankruptcy petition without the consent of independent managers or independent directors and (d) shall conduct itself in accordance with certain "separateness covenants", including, but not limited to, the maintenance of its books, records, bank accounts, and assets separate from those of any other Person.

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                  (p)  Borrower and SPC Member shall at all times cause there to be at least two duly appointed members of the board of directors (each an "Independent Director") of the Independent Managers of Borrower and SPC Member, respectively, reasonably satisfactory to Lender who shall not have been at the time of such individual's appointment, will not be while serving and may not have been at any time during the preceding five years (i) a stockholder, director (other than an Independent Director), manager, member, officer, employee, partner, attorney or counsel of such corporation, Borrower, the SPC Member, or any Affiliate of any of them, (ii) a customer, supplier or other Person who derives any of its purchases or revenues from its activities with such corporation, Borrower, the SPC Member or any Affiliate of any of them, other than fees received in its capacity as an Independent Director, (iii) a Person or other entity controlling or under common control with any such stockholder, partner, customer, supplier or other Person, or (iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other Person; provided, however, that this paragraph (p) shall apply only from and after the Securitization Date. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

                  (q) Borrower and SPC Member shall not cause or permit the board of directors of the Independent Manager of Borrower or SPC Member, respectively, to take any action which, under the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to any common stock, requires a vote of the board of directors of the Independent Manager of Borrower or SPC Member, as the case may be, unless at the time of such action there shall be at least two members who are Independent Directors; provided, however, that this paragraph (q) shall apply only after the Securitization Date.

                  (r) Borrower and its Independent Manager shall conduct its business so that the assumptions made with respect to Borrower in any Insolvency Opinion delivered in connection with any Securitization of the Loan shall be true and correct in all respects; provided, however, that this paragraph (r) shall only apply after the Securitization Date.

                  (s) Borrower will permit only duly authorized officers of Borrower to have access to its bank accounts.

                  (t) Borrower shall pay the salaries of its own employees and maintain a sufficient number of employees in light of its contemplated business operations.

                  (u) Borrower shall compensate each of its consultants and agents from its funds for services provided to it and pay from its own assets all obligations of any kind incurred. Upon the withdrawal or the disassociation of the Independent Manager of either Borrower or SPC Member, Borrower and SPC Member, as the case may be, shall immediately appoint a new member whose articles of incorporation are substantially similar to those of the Independent Manager and, in the event a non-consolidation opinion has been provided to Lender, Borrower shall deliver a new non-consolidation opinion to the Rating Agency or Rating Agencies, as applicable, with respect to the new single purpose entity and its equity owners.

                  (v) Borrower and SPC Member shall each have at all times at least two persons who shall automatically become members having a 0% economic interest in Borrower and SPC Member, respectively (each, a "Springing Member"), simultaneously upon the occurrence of any event which would cause the sole member of Borrower or SPC Member to cease to be a member of Borrower or SPC Member, as the case may be (a "Springing Event"); provided that if a single purpose entity serves as a Springing Member, only one Springing Member shall be required. Upon the occurrence of a Springing Event, Borrower and SPC Member shall be continued without dissolution and each Springing Member shall, without any action of any person or entity, automatically become a member of Borrower or SPC Member, as the case may be, having a 0% economic interest in Borrower or SPC Member, as the case may be, and the personal representative(s) (as defined in the Act) of each member shall automatically become an unadmitted assignee of each member respectively, being entitled thereby only to the distributions to which such member was entitled pursuant to the operating agreement of Borrower or SPC Member, as the case may be, and any other right conferred thereupon by the Act. Pursuant to Section 18-301 of the Act, each Springing Member shall not be required to make any capital contributions to Borrower or SPC Member, as the case may be, and shall not receive any limited liability company interest in Borrower or SPC Member, as the case may be. Prior to its admission to Borrower or SPC Member, as the case may be, as a member of Borrower or SPC Member, as the case may be, pursuant to this subparagraph (v), each Springing Member shall have no interest (economic or otherwise) and is not a member of Borrower or SPC Member. 1350 Corp., a Delaware corporation, shall be the initial Springing Member of Borrower, and 1350 Mezzanine Corp., a Delaware corporation, shall be the initial Springing Member of SPC Member; provided however, that such initial Springing Members shall not be admitted as a member of Borrower or SPC Member, as the case may be, until a Springing Event shall have occurred. Upon the death, resignation, dissolution or other event that causes a Springing Member to be unable to fulfill its obligations under the operating agreement of Borrower or SPC Member, as the case may be, or, if admitted as a member of Borrower or SPC Member, it shall cease to be a member of Borrower or SPC Member, as the case may be, a new Springing Member shall be appointed and sign an amendment to the operating agreement of Borrower or SPC Member, as the case may be, acknowledging such an appointment. The Bankruptcy (as defined in Sections 18-101(1) and 18-304 of the Act) of any member or Springing Member shall not cause such member or Springing Member to cease to be a member of Borrower or SPC Member, as the case may be, and upon the occurrence of such an event, the business of Borrower or SPC Member, as the case may be, shall continue without dissolution.

                  3.1.25 Capitalization. At Closing, members of Borrower shall have contributed to Borrower not less than $55,000,000 in capital contributions.

                  Section 3.2 Survival of Representations.

                  The representations and warranties set forth in Section 3.1 shall survive for so long as any amount remains payable to Lender under this Agreement or any of the other Loan Documents.

                             IV BORROWER COVENANTS

                  Section 4.1 Borrower Affirmative Covenants.

                  Borrower hereby covenants and agrees with Lender that:

                  4.1.1 Existence; Compliance with Legal Requirements. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to it and the Property.

                  4.1.2 Taxes and Other Charges. Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof as the same become due and payable. Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent; provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 6.2 hereof.
Borrower shall not permit or suffer and shall promptly discharge any lien or charge against the Property other than the Permitted Encumbrances. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, conducted in good faith and with due diligence, the amount or validity of any Taxes or Other Charges, provided that either (a) such contested Taxes or Other Charges have been paid in full or (b) (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with all applicable statutes, laws and ordinances;
(iii) the Property or any part thereof or interest therein will not be in danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of Taxes or Other Charges from the Property; and (vi) Borrower shall deposit with Lender cash, or other security as may be reasonably approved by Lender, in an amount equal to one hundred twenty-five percent (125%) of the unpaid contested amount, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash or other security held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.

                  4.1.3 Litigation. Borrower shall give prompt notice to Lender of any litigation or governmental proceedings pending or threatened in writing against Borrower which, if adversely determined, would materially adversely affect the Property or Borrower's ability to perform its obligations hereunder or under the other Loan Documents.

                  4.1.4 Access to Property. Subject to the rights of the tenants under the Leases, Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice.

                  4.1.5 Further Assurances; Supplemental Mortgage Affidavits. Borrower shall, at Borrower's sole cost and expense:

                  (a) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; and

                  (b) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

                  4.1.6 Financial Reporting. (a) Borrower shall keep and maintain or will cause to be kept and maintained proper and accurate books and records, in accordance with GAAP, reflecting the financial affairs of Borrower. Lender shall have the right from time to time during normal business hours upon reasonable notice to Borrower to examine such books and records at the office of Borrower or other Person maintaining such books and records and to make such copies or extracts thereof as Lender shall desire.

                  (b) Borrower shall furnish Lender annually, within ninety (90) days following the end of each Fiscal Year of Borrower, a complete copy of Borrower's annual financial statements audited by a "Big Five" accounting firm or other independent certified public accountant acceptable to Lender prepared in accordance with GAAP covering the Property for such financial statements to include statements of income and expense and cash flow for Borrower and the Property and a balance sheet for Borrower. Such statements shall set forth Underwritable Net Operating Income, Gross Revenue and Operating Expenses for the Property. Borrower's annual financial statements shall be accompanied by a certificate executed by an officer of Borrower (without personal recourse to such officer) stating that such annual financial statement fairly states the financial condition and the results of operations of Borrower and the Property. Together with Borrower's annual financial statements, Borrower shall furnish to Lender an Officer's Certificate certifying as of the date thereof whether to the best of Borrower's knowledge there exists an event or circumstance which constitutes a Default or Event of Default by Borrower under the Loan Documents and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

                  (c) So long as the Loan is outstanding, Borrower will furnish Lender on or before the forty-fifth (45th) day after the end of each fiscal quarter (based on Borrower's Fiscal Year), the following items, accompanied by certificate from an officer of Borrower (without personal recourse to such officer), certifying that such items are fairly stated and fairly present the financial condition and results of the operations of Borrower and the Property in accordance with GAAP as applicable:

                  (i) quarterly and year-to-date statements of income and expense and cash flow prepared for such quarter with respect to the Property, with a balance sheet for such quarter for Borrower; and

                  (ii) a current rent roll for the Property.

                  (d) Borrower will furnish Lender on or before the thirty-fifth
(35th) day after the end of each calendar month, statements substantially in the form of those attached as Exhibit A hereto, accompanied by a certificate from an officer of Borrower (without personal recourse to such officer), certifying that such items fairly state the financial condition and results of the operations of Borrower and the Property in a manner consistent with GAAP, as applicable.

                  (e) Borrower will promptly furnish Lender copies of any notice received from a tenant under a Lease threatening non-payment of rent or other default, alleging or acknowledging a default by landlord, requesting a termination of a Lease or a material modification of any Lease or notifying Borrower of the exercise or non-exercise of any option provided for in such tenant's Lease, or any other similar material correspondence received by Borrower from tenants during the subject month.

                  (f) Borrower shall submit the Annual Budget to Lender not later than thirty (30) days prior to the commencement of each Fiscal Year. Lender shall have no right to approve the Annual Budget.

                  (g) Borrower shall furnish to Lender, within ten (10) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of the Property and the financial affairs of Borrower as may be reasonably requested by Lender.

                  4.1.7 Title to the Property. Borrower will warrant and defend the validity and priority of the Lien of the Mortgage and the Assignment of Leases on the Property against the claims of all Persons whomsoever, subject only to Permitted Encumbrances.

                  4.1.8 Estoppel Statement. (a) After request by Lender, Borrower shall within five (5) Business Days furnish Lender with a statement, duly acknowledged and certified, stating (i) the unpaid principal amount of the Note, (ii) the Applicable Interest Rate of the Note, (iii) the date installments of interest and/or principal were last paid, (iv) any offsets or defenses to the payment of the Debt, if any, and (v) that this Agreement and the other Loan Documents have not been modified or if modified, giving particulars of such modification. After request by Borrower, Lender shall within five (5) Business Days furnish Borrower with a statement, duly acknowledged and certified, stating
(i) the unpaid principal amount of the Note; (ii) the date installments of interest and/or principal were last paid; (iii) the Applicable Interest Rate of the Note; and (iv) that this Agreement and the other Loan Documents have not been modified or if modified, giving particulars of such modification.

                  (b) Borrower shall use reasonable efforts to deliver to Lender, upon request, an estoppel certificate from each tenant under any Lease which requires tenant to provide such certificate to Borrower; provided that such certificate shall be in the form required under such Lease; provided further that Borrower shall not be required to deliver such certificates more than one (1) time hereunder.

                  4.1.9 Leases. (a) All Major Leases and all renewals, amendments and modifications thereof executed after the date hereof shall be subject to Lender's prior approval, not to be unreasonably withheld, to the extent such Major Leases or renewals, amendments or modifications thereof are not at market rates and on market terms.

                  (b) Borrower may terminate or accept a surrender of one or more Leases demising up to 100,000 square feet on an aggregate basis without Lender's approval. Borrower shall not terminate or accept a surrender of Leases demising more than 100,000 square feet on an aggregate basis without Lender's prior approval, not to be unreasonably withheld; provided, however, that the termination or surrender of any Lease demising space to The Hearst Corporation shall neither require Lender's approval nor be included in such 100,000 square foot aggregate amount so long as Borrower has executed a replacement Lease with another tenant with respect to such terminated or surrendered space in accordance with subparagraph (a) above. Each request by Borrower for approval of any termination or surrender of any Lease shall be made by written notice to Lender and must include a statement in bold face type that if Lender shall fail to approve or disapprove such termination or surrender within ten (10) Business Days after receipt by Lender of such request, such termination or surrender shall be deemed to have been approved. If Lender fails to respond to such notice within such ten (10) day period, Borrower shall deliver a second copy of the original notice to Lender via overnight courier which copy shall be marked "Second Notice." Lender shall approve or disapprove any such termination or surrender within five (5) Business Days after receipt by Lender of such Second Notice. If Lender shall fail to disapprove of any such termination or surrender within such five (5) day period, time being of the essence, Lender shall be conclusively deemed to have approved such termination or surrender.

                  (c) Borrower (i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner;
(ii) shall enforce the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner, provided, however, that Borrower shall comply with the provisions of paragraph (b) above; (iii) shall not collect any of the rents more than one (1) month in advance (other than security deposits); and
(iv) shall not execute any assignment of lessor's interest in the Leases or the Rents (except as contemplated by the Loan Documents).

                  (d) Upon request, Borrower shall furnish Lender with executed copies of all Leases.

                  (e) Upon request from Borrower, Lender shall provide (i) a subordination, nondisturbance and attornment agreement on Lender's standard form to each lessee under any Lease executed in accordance with the terms of this Agreement after the date hereof and which demises at least 12,500 rentable square feet of space in the Property and (ii) a subordination, nondisturbance and attornment agreement to each lessee under any Lease existing as of the date hereof to the extent such Lease requires the delivery of such an agreement.

                  4.1.10  Alterations.   Lender's  prior  approval  (not  to  be
unreasonably withheld) shall be required in connection with any alterations to any Improvements on the Property (a) that may have a material adverse effect on Borrower's financial condition, the value of the Property or the Underwritable Net Operating Income or (b) the cost of which (including any related alteration, improvement or replacement) is reasonably anticipated to exceed the Alteration Threshold; provided, however, that no consent shall be required in respect of any tenant improvement work required to be performed by Borrower under any Major Lease approved by Lender or under any other Lease not requiring the consent of Lender pursuant to the terms of this Loan Agreement. If the total unpaid amounts with respect to alterations to the Improvements shall at any time exceed the Alteration Threshold, Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower's obligations under the Loan Documents any of the following: (i) cash, (ii) U.S. Obligations, (iii) other securities acceptable to Lender, provided that the applicable Rating Agencies have confirmed in writing that the form and issuer of same will not, in and of itself, result in a downgrade, withdrawal or qualification of the then current ratings assigned in connection with any Securitization, or (iv) a completion bond, the form and issuer of which the Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the then current ratings assigned in connection with any Securitization. Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to alterations to the Improvements on the Property (other than such amounts to be paid or reimbursed by tenants under the Leases) over the Alteration Threshold.

                  4.1.11 Securitization Date Deliveries. On or before the Securitization Date, Borrower shall deliver to Lender (i) a non-consolidation opinion letter in form and substance satisfactory to Lender in its sole discretion (the "Insolvency Opinion") and (ii) evidence satisfactory to Lender that the Accounts have been opened and the required deposits have been made therein in accordance with the provisions of Section VI of this Agreement.
Borrower shall cooperate with Lender to obtain a FIRREA appraisal of the Property on or before the Securitization Date; provided, however, that Borrower shall not be required to pay for any such appraisal.

                  Section 4.2 Borrower Negative Covenants.

                  Borrower covenants and agrees with Lender that:

                  4.2.1 Operation of the Property. Borrower shall not terminate the Management Agreement or otherwise replace the Manager or enter into any other management agreement with respect to the Property; provided, however, that the Manager may assign the Management Agreement without modification to an Affiliate of Manager or Borrower so long as such Affiliate (i) assumes all of Manager's rights and obligations under the Management Agreement in writing and
(ii) executes and delivers to Lender a Replacement Assignment (as defined in the Assignment of Management Agreement).

                  4.2.2 Liens. Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of the Property except for Permitted Encumbrances.

                  4.2.3 Dissolution. Borrower shall not (i) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (ii) engage in any business activity not related to the ownership and operation of the Property, (iii) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the properties or assets of Borrower except to the extent expressly permitted by the Loan Documents, or (iv) cause, permit or suffer the SPC Member to (A) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which the SPC Member would be dissolved, wound up or liquidated in whole or in part, or (B) amend, modify, waive or terminate the certificate of incorporation or bylaws of the SPC Member, in each case, without obtaining the prior written consent of Lender or Lender's designee, which consent shall not be unreasonably withheld so long as such action or inaction does not cause Borrower or the SPC Member, as applicable, to violate the terms of Section 3.1.24 of this Agreement.

                  4.2.4 Change in Business. Borrower shall not enter into any line of business other than the ownership and operation of the Property.

                  4.2.5 Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business.

                  4.2.6 Affiliate Transactions. Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower or any of the members of Borrower except (i) in the ordinary course of business and on terms which are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm's-length transaction with an unrelated third party or (ii) as otherwise approved by Lender.

                  4.2.7 Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a nonconforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender, not to be unreasonably withheld.

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


                  4.2.8  Assets.   Borrower   shall  not  purchase  or  own  any
properties other than the Property.

                  4.2.9 No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property (i) with any other real property constituting a tax lot separate from the Property, and (ii) with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

                  4.2.10 Principal Place of Business. Borrower shall not change its principal place of business set forth on the first page of this Agreement without first giving Lender ten (10) Business Days prior notice.

                  4.2.11 ERISA. Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                  (a) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (A) Borrower is not and does not maintain an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (B) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true:

                  (i)  Equity   interests  in  Borrower  are  publicly   offered
         securities, within the meaning of 29 C.F.R.ss.2510.3-101(b)(2);

                  (ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R.ss.2510.3-101(f)(2); or

                  (iii) Borrower qualifies as an "operating  company" or a "real
         estate   operating   company"   within   the   meaning   of  29  C.F.R.
         ss.2510.3-101(c) or (e).

                  V INSURANCE, CASUALTY AND CONDEMNATION

                  Section 5.1 Insurance.

                  5.1.1 Insurance Policies. (a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following coverages:

                  (i) comprehensive all risk insurance on the Improvements and the personal property at the Property, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements, in each case (A) in an amount equal to one hundred percent (100%) of the "Full Replacement Cost," which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the outstanding principal balance of the Loan; (B) containing an agreed amount endorsement with respect to the
         Improvements and personal property at the Property waiving all co-insurance provisions; (C) providing for no deductible in excess of Ten Thousand and No/100 Dollars ($10,000) for all such insurance coverage; and (D) containing an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses; provided, however, Borrower shall be permitted a deductible of $50,000 for insurance covering damage to boilers and machinery. In addition, Borrower shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a federally designated "special flood hazard area", flood hazard insurance in an amount equal to the lesser of (1) the outstanding principal balance of the Note or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such greater amount as Lender shall require; and (z) earthquake insurance in amounts and in form and substance satisfactory to Lender in the event the Property is located in an area with a high degree of seismic activity, provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection
         (i).

                  (ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called "occurrence" form with a combined limit of not less than One Million and No/100 Dollars ($1,000,000); (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors; (4) blanket contractual liability for all legal contracts; and (5) contractual liability covering all insured contracts contained in Section 32 of the Mortgage to the extent the same is available;

                  (iii) business income insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; and (C) in an amount sufficient to satisfactorily address the recovery period identified below, until the earlier of (x) the date that such income returns to the level it was at prior to the loss and (y) the expiration of twelve (12) months from the date of loss, plus an extended period of indemnity of not less than 180 days, which extended period of indemnity shall not commence until the property is fully repaired and/or replaced, notwithstanding that the policy may expire prior to the end of such period. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower's reasonable estimate of the gross income from the Property for the succeeding twenty-four (24) month period. All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

                  (iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property coverage form does not otherwise apply, (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

                  (v) workers' compensation, subject to the statutory limits of the state in which the Property is located, and employer's liability insurance with a limit of at least Five Hundred Thousand and No/100 Dollars ($500,000) per accident and per disease per employee, and Five Hundred Thousand and No/100 Dollars ($500,000) for disease aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);

                  (vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

                  (vii) umbrella liability insurance in addition to primary coverage in an amount not less than Fifty Million and No/100 Dollars ($50,000,000) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above;

                  (viii) motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, of Fifty Million and No/100 Dollars ($50,000,000); and

                  (ix) upon sixty (60) days' written notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

                  (b) insurance provided for in Section 5.1.1(a) shall be obtained under valid and enforceable policies (collectively, the "Policies" or in the singular, the "Policy"), and shall be subject to the reasonable approval of Lender as to deductibles, loss payees and insureds. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the "Insurance Premiums"), shall be delivered by Borrower to Lender.

                  (c) Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 5.1.1(a).

                  (d) All Policies of insurance  provided for or contemplated by
Section 5.1.1(a), except for the Policy referenced in Section 5.1.1(a)(v), shall name Borrower as the insured and Lender and its successors and/or assigns as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

                  (e) All Policies of insurance provided for in Section 5.1.1(a) shall contain clauses or endorsements to the effect that:

                  (i) no act or negligence of Borrower, or anyone acting for Borrower, or of any tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

                  (ii) the Policy shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days' prior written notice to Lender and any other party named therein as an additional insured; provided, however, that with respect to non-payment of premium by Borrower, Lender and any other party named therein as an additional insured shall receive no less than ten (10) days' prior written notice; and

                  (iii) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

                  (f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, with notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate and all premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Mortgage and shall bear interest at the Default Rate.

                  (g) In the event of foreclosure of the Mortgage, or other transfer of title to the Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

                  5.1.2 Insurance Company. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the state in which the Property is located and having a claims paying ability rating of "AA" or better by the Rating Agencies (each, an "AA Company").
Notwithstanding the foregoing, Borrower shall be permitted to maintain its Policy with American Protection Insurance Company ("American") for so long as American maintains its current claims paying ability rating. In the event American is downgraded from its current claims paying ability rating, Borrower shall replace American with an AA Company.

                  Section 5.2 Casualty and Condemnation.

                  5.2.1 Casualty. If the Property shall sustain a Casualty, Borrower shall give prompt notice of such Casualty to Lender and shall (or shall cause the tenants to) promptly commence and diligently prosecute to completion the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such Casualty (a "Restoration") and otherwise in accordance with Section 5.3. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to, make proof of loss if not made promptly by Borrower.

                  5.2.2 Condemnation. Borrower shall give Lender prompt notice of any actual or threatened in writing Condemnation by any Governmental Authority of all or any part of the Property and shall deliver to Lender a copy of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by Lender to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any Condemnation or the payment of any Award by any Governmental Authority, Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement. If the Property or any portion thereof is taken by any Governmental Authority, Borrower shall (or shall cause the tenants to) promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section
5.3. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

                  Section 5.3 Delivery of Net Proceeds.

                  5.3.1 Minor Casualty or Condemnation. If a Casualty or Condemnation has occurred to the Property and the Net Proceeds shall be less than the Restoration Threshold and the costs of completing the Restoration shall be less than the Restoration Threshold, and provided no Event of Default shall have occurred and remain uncured, the Net Proceeds will be disbursed by Lender to Borrower. Promptly after receipt of the Net Proceeds, Borrower shall commence and satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

                  5.3.2 Major Casualty or Condemnation. (a) If a Casualty or Condemnation has occurred to the Property and the Net Proceeds are equal to or greater than the Restoration Threshold or the costs of completing the Restoration is equal to or greater than the Restoration Threshold, Lender shall make the Net Proceeds available for the Restoration, provided that each of the following conditions are met:

                  (i) no Event of Default shall have occurred and be continuing;

                  (ii) (A) in the event the Net Proceeds are insurance proceeds, less than twenty-five percent (25%) of the total floor area of the Improvements at the Property has been materially damaged, destroyed or rendered unusable as a result of such Casualty or (B) in the event the Net Proceeds are an Award, less than twenty-five percent (25%) of the land constituting the Property is taken, and such land is located along the perimeter or periphery of the Property, and no portion of the Improvements is the subject of the Condemnation;

                  (iii) Leases requiring payment of annual rent equal to seventy-five percent (75%) of the Gross Revenue received by Borrower during the twelve (12) month period immediately preceding the Casualty or Condemnation and all Major Leases shall remain in full force and effect during and after the completion of the Restoration without abatement of rent beyond the time required for Restoration, notwithstanding the occurrence of such Casualty or Condemnation.

                  (iv)  Borrower  shall  commence  the  Restoration  as  soon as
         reasonably   practicable  and  shall  diligently  pursue  the  same  to satisfactory completion;

                  (v) Lender shall be reasonably satisfied that any operating deficits and all payments of principal and interest under the Note will be paid during the period required for Restoration from (A) the Net Proceeds, or (B) other funds of Borrower (which funds may include funds available to Borrower under any line of credit to the extent that Lender is provided with a written agreement in form and substance satisfactory to Lender from parties approved by Lender that such funds will be reserved for Borrower and made available to Borrower for such purpose);

                  (vi) Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (A) the Maturity Date,
         (B) such time as may be required under applicable Legal Requirements in order to repair and restore the Property to the condition it was in immediately prior to such Casualty or to as nearly as possible the condition it was in immediately prior to such Condemnation, as applicable or (C) the expiration of the insurance coverage referred to in Section 5.1.1(a)(iii) (as such insurance coverage may be extended);

                  (vii) the Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable Legal Requirements;

                  (viii) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements; and

                  (ix) such Casualty or  Condemnation,  as applicable,  does not
         result  in  the  loss  of  access  to  the   Property  or  the  related
         Improvements.

                  (b) The Net Proceeds shall be paid directly to Lender and held by Lender in an interest-bearing account and, until disbursed in accordance with the provisions of this Section 5.3.2, shall constitute additional security for the Debt. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of
(i) evidence satisfactory to Lender that all requirements set forth in Section 5.3.2(a) have been satisfied, (ii) a certificate from an officer of Borrower certifying that all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid in full and (iii) evidence satisfactory to Lender that there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

                  (c) All plans and specifications required in connection with the Restoration shall be subject to prior approval by Lender and by an independent architect selected by Borrower which shall be reasonably acceptable to Lender (the "Casualty Consultant"). The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to approval by Lender and the Casualty Consultant. All out-of-pocket costs and expenses actually incurred by Lender in connection with recovering, holding and advancing the Net Proceeds for the Restoration including, without limitation, reasonable attorneys' fees and disbursements and the Casualty Consultant's fees and disbursements, shall be paid by Borrower.

                  (d) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, less the Casualty Retainage. The term "Casualty Retainage" shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed; provided, however, that upon completion of 50% of the work to be performed by any contractor (as such percentage of completion is determined by the Casualty Consultant), Lender shall, upon the written request of Borrower, reduce the Casualty Retainage with respect to future advances allocable to such contractor to five percent (5%). The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section
5.3.2(d), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 5.3.2(d) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the related Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

                  (e) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

                  (f) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the "Net Proceeds Deficiency") with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this
Section 5.3.2 shall constitute additional security for the Debt. Borrower shall have the option of securing payment of the Net Proceeds Deficiency by delivering to Lender a letter of credit (in lieu of cash) issued by a financial institution and pursuant to a letter of credit acceptable to Lender in its sole discretion.

                  (g) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender (including all interest accrued thereon, if any) after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 5.3.2, and the receipt by Lender of evidence reasonably satisfactory to Lender that all costs incurred in connection with the
Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under any of the Loan Documents.

                  (h) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 5.3.2(g) may be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall designate.

                  VI RESERVE FUNDS

                  Section 6.1 Tax Funds.

                  6.1.1 Deposits of Tax Funds. Borrower shall deposit with Lender an amount which, together with Monthly Tax Deposits (as defined below), will be sufficient to pay Lender's reasonable estimate of Taxes at least ten
(10) days prior to the next due date (the "Initial Tax Deposit") on a date which is no later than the Securitization Date. Thereafter, Borrower shall deposit with Lender on the Monthly Payment Date an amount (the "Monthly Tax Deposit") equal to one-twelfth of the Taxes that Lender reasonably estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least ten (10) days prior to their respective due dates (the Initial Tax Deposit, together with such additional Monthly Tax Deposits, shall hereinafter be referred to as the "Tax Funds"). If at any time after the Securitization Date Lender reasonably determines that the Tax Funds will not be sufficient to pay the Taxes, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender reasonably estimates is sufficient to make up the deficiency at least ten (10) days prior to the respective due dates for the Taxes; provided that if Borrower receives notice of any deficiency after the date that is ten (10) days prior to the date that Taxes are due, Borrower will deposit such amount within two (2) Business Days after its receipt of such notice.

                  6.1.2 Release of Tax Funds. Lender shall timely apply the Tax Funds to payments of Taxes. In making any payment relating to Taxes, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) without inquiry into the accuracy of such bill, statement or estimate or into the validity of

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any tax, assessment,  sale,  forfeiture,  tax lien or title or claim thereof. If the amount of the Tax Funds shall exceed the amounts due for Taxes, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax Funds. Any Tax Funds (including all interest accrued thereon, if any) remaining after the Debt has been paid in full shall be returned to Borrower. If (a) the Tax Funds are available to Lender to make a payment of Taxes when due and (b) Borrower incurs late fees due to Lender's failure to make such payment of Taxes when due, Lender shall reimburse Borrower for any such late fees incurred by Borrower.

                  6.1.3 Application of Tax Funds. Upon the occurrence of an Event of Default, Lender, at its option, may withdraw all the Tax Funds from the Tax Account and may apply the Tax Funds either to the payment of Taxes or to payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply the Tax Funds shall be in addition to all other rights and remedies provided to Lender under the Loan Documents.

                  Section 6.2 Insurance Premium Funds.

                  6.2.1 Deposits of Insurance Premium Funds. Borrower shall deposit with Lender an amount which, together with Monthly Insurance Premium Deposits (as defined below), will be sufficient to pay Lender's reasonable estimate of Insurance Premiums at least ten (10) days prior to the next due date (the "Initial Insurance Premium Deposit") on a date which is no later than the Securitization Date. Thereafter, Borrower shall deposit with Lender on each Monthly Payment Date an amount (the "Monthly Insurance Premium Deposit") equal to one-twelfth of the Insurance Premiums that Lender reasonably estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (the Initial Insurance Premium Deposit, together with such Monthly Insurance Premium Deposits, shall hereinafter be referred to as the "Insurance Premium Funds"). If at any time after the Securitization Date Lender reasonably determines that the Insurance Premium Funds will not be sufficient to pay the Insurance Premiums, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender reasonably estimates is sufficient to make up the deficiency at least thirty
(30) days prior to expiration of the Policies.

                  6.2.2 Release of Insurance Premium Funds. Lender shall timely apply the Insurance Premium Funds to payment of Insurance Premiums. In making any payment relating to Insurance Premiums, Lender may do so according to any bill, statement or estimate procured from the insurer or its agent, without inquiry into the accuracy of such bill, statement or estimate. If the amount of the Insurance Premium Funds shall exceed the amounts due for Insurance Premiums, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Insurance Premium Funds. Any Insurance Premium Funds (including all interest accrued thereon, if any) remaining after the Debt has been paid in full shall be promptly returned to Borrower. If (a) the Insurance Premium Funds are available to Lender to make a payment of Insurance Premiums when due and (b) Borrower incurs late fees due to Lender's failure to make such payment of Insurance Premiums when due, Lender shall reimburse Borrower for any such late fees incurred by Borrower.

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


                  6.2.3 Application of Insurance Premium Funds. Upon the occurrence of an Event of Default, Lender at its option may withdraw the Insurance Premium Funds from the Insurance Premium Account and may apply the Insurance Premium Funds to the payment of Insurance Premiums or to the payment of the Debt in such order, proportion and priority as Lender shall determine in its sole discretion. Lender's right to withdraw and apply the Insurance Premium Funds shall be in addition to all other rights and remedies provided to Lender under the Loan Documents.

                  Section 6.3 Capital Expenditures Funds.

                  6.3.1 Deposits of Capital Expenditures Funds. If required pursuant to Section 2.6, Borrower shall deposit with Lender on the First Extension Date an amount equal to the Capital Expenditures Deposit (such amount so deposited shall hereinafter be referred to as the "Capital Expenditures Funds").

                  6.3.2 Release of Capital Expenditure Funds. Lender shall disburse Capital Expenditure Funds only for the costs of those items listed on the Capital Expenditures Budget annexed hereto.

                  (a) Lender shall disburse to Borrower the Capital Expenditures Funds upon satisfaction by Borrower of each of the following conditions: (i) Borrower shall submit a written request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made and specifies the Capital Expenditures to be paid, (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, (iii) Lender shall have received a certificate from Borrower (A) stating that the items to be funded by the requested disbursement are Capital Expenditures set forth on the Capital Expenditures Budget, (B) stating that all Capital Expenditures at the Property which have been funded by all prior disbursements have been completed in good and workmanlike manner and in accordance with all applicable Legal Requirements, such certificate to be accompanied by a copy of any license, permit or other approval required by any Governmental Authority in connection with such Capital Expenditures and (C) stating that each Person that supplied materials or labor in connection with the Capital Expenditures performed at the Property to be funded by the requested disbursement has been or will be paid in full upon such disbursement, such certificate to be accompanied by lien waivers or other evidence of payment reasonably satisfactory to Lender, (iv) at Lender's option, a title search for the Property indicating that the Property is free from all liens, claims and other encumbrances not previously approved by Lender, and (v) at Lender's option, if the cost of the Capital Expenditures exceeds $100,000, Lender shall have received a report satisfactory to Lender in its reasonable discretion from an architect or engineer approved by Lender in respect of such architect or engineer's inspection of the required repairs, and (vi) Lender shall have received such other evidence as

Lender shall reasonably request that the Capital Expenditures at the Property to be funded by the requested disbursement are paid for or will be paid upon such disbursement to Borrower. Lender shall not be required to disburse Capital Expenditure Funds more frequently than once each calendar month or with respect to the Property unless such requested disbursement is in an amount greater than $25,000 (or a lesser amount if the total amount of Capital Expenditure Funds is less than $25,000, in which case only one disbursement of the amount remaining in the account shall be made).

                  (b) Nothing in this Section 6.4.2 shall (i) make Lender responsible for making or completing the Capital Expenditures Work; (ii) require Lender to expend funds in addition to the Capital Expenditures Funds to complete any Capital Expenditures Work; (iii) obligate Lender to proceed with the Capital Expenditures Work; or (iv) obligate Lender to demand from Borrower additional sums to complete any Capital Expenditures Work.

                  (c) Borrower shall permit Lender and Lender's agents and representatives (including, without limitation, Lender's engineer, architect, or inspector) or third parties to enter onto the Property during normal business hours (subject to the rights of tenants under their Leases) to inspect the progress of any Capital Expenditures Work and all materials being used in connection therewith and to examine all plans and shop drawings relating to such Capital Expenditures Work. Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender's representatives or such other Persons described above in connection with inspections described in this
Section 6.4.2(d).

                  (d) If a disbursement will exceed $100,000, Lender may require an inspection of the Property at Borrower's expense prior to making a disbursement of Capital Expenditure Funds in order to verify completion of the Capital Expenditures Work for which reimbursement is sought. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and may require a certificate of completion by an independent qualified professional architect acceptable to Lender prior to the disbursement of Capital Expenditure Funds. Borrower shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional architect.

                  (e) In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen's compensation insurance, builder's risk, and public liability insurance and other insurance to the extent required under applicable law in connection with Capital Expenditures Work. All such policies shall be in form and amount reasonably satisfactory to Lender.

                  (f) Any Capital Expenditure Funds (including all interest accrued thereon, if any) remaining after the Debt has been paid in full shall be returned to Borrower.

                  6.3.3 Application of Capital Expenditure Funds. Upon the occurrence of an Event of Default, Lender, at its option, may withdraw the Capital Expenditure Funds from the

Capital Expenditures Account and apply the Capital Expenditure Funds to completion of the Capital Expenditures Work or to payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply the Capital Expenditure Funds shall be in addition to all other rights and remedies provided to Lender under the Loan Documents.

                  Section 6.4 Security Interest in Funds.

                  6.4.1 Grant of Security Interest. Borrower shall be the owner of each of the Funds. Borrower hereby pledges, assigns and grants a security interest to Lender, as security for payment of the Debt and the performance of all other terms, conditions and covenants of the Loan Documents on Borrower's part to be paid and performed, in all of Borrower's right, title and interest in and to the Funds. Each of the Funds shall be under the sole dominion and control of Lender.

                  6.4.2 Income Taxes. Borrower shall report on its federal, state and local income tax returns all interest or income accrued on the Funds.

                  6.4.3 Prohibition Against Further Encumbrance. Borrower shall not, without the prior consent of Lender, further pledge, assign or grant any security interest in the Funds or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

                  Section 6.5 The Accounts; Permitted Investments; Earnings.

                  6.5.1 The Accounts. Borrower shall open with Agent separate accounts for each of the Tax Funds (the "Tax Account") and the Insurance Premium Funds (the "Insurance Premium Account") and, simultaneously with the commencement of the First Extension Period, if applicable, for the Capital Expenditure Funds (the "Capital Expenditures Account"), each on a date which is no later than the Securitization Date. The Tax Funds shall be held in the Tax Account. The Insurance Premium Funds shall be held in the Insurance Premium Account. The Capital Expenditures Funds shall be held in the Capital Expenditures Account. At Lender's option, each of the Accounts shall be opened in Lender's name or in Servicer's name. Each of the Accounts shall (i) be under the sole dominion and control of Lender and (ii) be opened and maintained as an Eligible Account.

                  6.5.2 Permitted Investments. Lender shall invest any balances in the Accounts in Permitted Investments as instructed by Borrower, provided that (i) if Borrower fails to so instruct Lender, or upon the occurrence and continuation of an Event of Default, Lender may invest and reinvest such balances in Permitted Investments as Lender shall determine in its sole discretion, (ii) the maturities of the Permitted Investments on deposit in the Accounts shall be selected and coordinated to become due not later than one day before any disbursements from the Accounts must be made, (iii) all such Permitted Investments shall be held in the name of and be under the sole dominion and control of Lender and subject at all times to the terms hereof, and

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


(iv) no Permitted Investment shall be made unless Lender shall have and continue to have a perfected first priority Lien in such Permitted Investment securing the obligations of Borrower hereunder and under the other Loan Documents and all filings and other actions necessary to ensure the validity, perfection, and first priority of such Lien shall have been taken. Lender shall have no liability for any loss investments of funds in the Accounts that are invested in Permitted Investments and no such loss shall affect Borrower's obligations to make the deposits required under Sections 6.1, 6.2, 6.3, 6.4 and 6.5 hereof. Borrower shall report on its federal, state and local income tax reports any interest or income accrued on funds in the Accounts.

                  6.5.3 Earnings on Account Collateral; Monthly Statements. All interest or other income (whether by virtue of Permitted Investments or otherwise) accruing on funds in the Accounts shall, in each case, be held therein as part of such Account. All risk of loss in respect of the Accounts shall be borne by Borrower. Lender shall provide to Borrower a monthly statement of account showing deposits into and disbursements (or transfers or reallocations, as the case may be) from each of the Accounts.

                  Section 6.6 Cash Management.

                  6.6.1 Lockbox Account. Within thirty (30) days after receiving written notice of the occurrence of an Event of Default (the "Lockbox Trigger Date"), Borrower shall open an account (the "Lockbox Account") with Agent. The
Lockbox Account shall be in Lender's name, or at Lender's option, in the Servicer's name. The Lockbox Account shall be under the sole dominion and control of Lender. The Lockbox Account will be opened and maintained as an Eligible Account. Borrower shall pledge, assign and grant a first-priority security interest in all of Borrower's right, title and interest in and to the Lockbox Account to Lender, as security for payment of the Debt and the performance of all other terms, conditions and covenants of the Loan Documents on Borrower's part to be paid and performed, on a date which is no later than the Lockbox Trigger Date. Each of the Funds shall be under the sole dominion and control of Lender.

                  6.6.2 Cash Management Agreement. Borrower shall provide Lender with an original copy of the Cash Management Agreement, substantially in the form attached as Exhibit B hereto and otherwise satisfactory to Lender in its sole discretion, executed by Borrower and Agent, on a date which is no later than the Lockbox Trigger Date.

                  6.6.3 Deposits into Lockbox Account. From and after the Lockbox Trigger Date, Borrower shall cause all Tenants at the Property to pay Rent directly into the Lockbox Account on or before the date such Rent is due under the terms of the applicable Lease. Borrower shall send a notice, substantially in the form of Exhibit C hereto, on a date which is no later than the Lockbox Trigger Date to all Tenants at the Property directing them to pay all Rent into the Lockbox Account. All sums deposited into the Lockbox Account shall be swept daily into the Cash Management Account established by Borrower with Agent on a date which is no later than the Lockbox Trigger Date (the "Cash Management Account"), to be held and administered in accordance with the Cash Management Agreement. The Cash Management

Account shall be in Lender's name, or at Lender's option, in the Servicer's name. The Cash Management Account shall be under the sole dominion and control of Lender. The Cash Management Account will be opened and maintained as an Eligible Account. Borrower shall pledge, assign and grant a first-priority security interest in all of Borrower's right, title and interest in and to the Cash Management Account to Lender, as security for payment of the Debt and the performance of all other terms, conditions and covenants of the Loan Documents on Borrower's part to be paid and performed, on a date which is no later than the Lockbox Trigger Date. None of the Lockbox Account, the Cash Management Account or the Cash Management Agreement shall alter or diminish in any way Borrower's obligation to make timely payment and deposits to all sums required to be paid or deposited under any Loan Document.

                  VII PROPERTY MANAGEMENT

                  Section 7.1 The Management Agreement.

                  Borrower shall cause Manager to manage the Property in accordance with the Management Agreement. Borrower shall (i) diligently perform and observe all of the terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed and observed (ii) promptly notify Lender of any notice to Borrower of any default by Borrower in the performance or observance of any of the terms, covenants or conditions of the Management Agreement on the part of Borrower to be performed and observed. If Borrower shall default in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of Borrower to be performed or observed, then, without limiting Lender's other rights or remedies under this Agreement or the other Loan Documents, and without waiving or releasing Borrower from any of its obligations hereunder or under the Management Agreement, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause all the material terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed or observed.

                  Section 7.2 Prohibition Against Termination or Modification.

                  Subject to the Assignment of Management Agreement, Borrower shall not (a) surrender the Management Agreement, (b) consent to the assignment by the Manager of its interest under the Management Agreement, (c) terminate or cancel the Management Agreement, (d) materially modify, change, supplement, alter or amend the Management Agreement, (e) change, replace or terminate the Manager or (f) enter into a new management agreement; provided, however, that the Management Agreement may be assigned without material modification by the Manager to an Affiliate of Manager or Borrower so long as such Affiliate (i) assumes all of Manager's rights and obligations under the Management Agreement in writing and (ii) executes and delivers to Lender a Replacement Assignment (as defined in the Assignment of Management Agreement).

                  Section 7.3 Replacement of Manager.

                  Lender shall have the right to require Borrower to replace the Manager with a Person chosen by Borrower and approved by Lender upon the occurrence of any one or more of the following events: (i) at any time following the occurrence of an Event of Default and/or (ii) at any time that the Manager has engaged in (x) gross negligence, (y) fraud or (z) willful misconduct.

                  VIII PERMITTED TRANSFERS

                  Section 8.1 Permitted Transfers of Interest in Borrower.

                  (a) Notwithstanding anything to the contrary contained in this Agreement or in Section 7 of the Mortgage, but subject to Section 8.1(b) below, without the consent of Lender:

                  (i) up to an aggregate of 70% of the membership interests in Metropolitan may be transferred upon not less than ten (10) days prior notice to Lender, provided that (i) each transferee is a Qualified Transferee, (ii) after giving effect to such transfer, the Operating
         Partnership shall continue to control the day-to-day and overall management and operation of Metropolitan and Metropolitan Operating Partnership and (iii) Lender shall promptly be provided with copies of all documents and instruments evidencing such transfer;

                  (ii) up to an aggregate of 70% of the membership interests in the SPC Member may be transferred upon not less than ten (10) days prior notice to Lender, provided that (i) each transferee is a Qualified Transferee, (ii) after giving effect to such transfer, Metropolitan shall continue to control the day-to-day and overall management and operation of the SPC Member and Borrower and (iii) Lender shall promptly be provided with copies of all documents and instruments evidencing such transfer;

                  (iii) shares of common or preferred stock of Reckson shall be freely transferable;

                  (iv)   limited   partnership   interests   in  the   Operating
         Partnership shall be freely transferable; and

                  (v) Crescent's preferred equity interest in Metropolitan shall be freely transferable.

                  (b) In addition to the foregoing, with respect to any transfer otherwise permitted by Section 8.1(a) above, if, after giving effect to such transfer and all prior transfers, more than 49% in the aggregate of the direct and indirect interests in Borrower are owned by any Person that owned less than a 49% direct or indirect interest in Borrower as of the Securitization Date, the confirmation in writing by the applicable Rating Agencies that the proposed transfer will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned in connection with any Securitization shall be a condition precedent to the implementation of such transfer.

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

                  IX SALE AND SECURITIZATION OF MORTGAGE

                  Section 9.1 Sale of Mortgage and Securitization.

                  (a) Lender shall have the right (i) to sell or otherwise transfer the Loan as a whole loan, (ii) to sell participation interests in the Loan to any entity other than to a publicly traded real estate investment trust of which the majority of its assets are office properties or (iii) to securitize the Loan in a single asset securitization or a pooled loan securitization. (The transaction referred to in clauses (i), (ii) and (iii) shall hereinafter be referred to collectively as "Secondary Market Transactions" and the transactions referred to in clause (iii) shall hereinafter be referred to as a "Securitization". Any certificates, notes or other securities issued in connection with a Securitization are hereinafter referred to as "Securities").

                  (b) If requested by Lender, Borrower shall assist Lender in satisfying the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with any Securitization, including, without limitation, to:

                  (i) (A) provide updated financial and other information with respect to the Property, the business operated at the Property, Borrower and the Manager and (B) provide updated budgets relating to the Property (the "Updated Information"), together, if customary, with appropriate verification of the Updated Information through letters of auditors acceptable to Lender and the Rating Agencies;

                  (ii) (A) provide the Insolvency  Opinion and (B) cooperate (at de minimis cost and expense to Borrower) with Lender in obtaining any other opinions of counsel, which may be relied upon by Lender, the Rating Agencies and their respective counsel, agents and representatives, as to fraudulent conveyance, true sale or any other opinion customary in Securitizations or required by the Rating Agencies with respect to the Property, Borrower and/or its Affiliates;

                  (iii)  provide  updated,   as  of  the  closing  date  of  the
         Securitization, representations and warranties made in the Loan Documents and such additional representations and warranties as the Rating Agencies may require; and

                  (iv) execute amendments to the Loan Documents and Borrower's organizational documents reasonably requested by Lender; provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (A) change the interest rate, the stated maturity or the amortization of principal as set forth herein or in the Note, or (B) modify or amend any other material term of the Loan (including, without limitation, the provisions of Article VIII above.

                  (c) If requested by Lender, Borrower shall cooperate with Lender in obtaining a FIRREA appraisal of the Property in connection with any Secondary Market Transaction, provided that Borrower is not required to pay for any such appraisal.

                  Section 9.2 Securitization Indemnification.

                  (a) Borrower understands that information provided to Lender by Borrower and its agents, counsel and representatives may be included in disclosure documents in connection with the Securitization, including, without limitation, an offering circular, a prospectus, prospectus supplement, private placement memorandum or other offering document (each, a "Disclosure Document") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and may be made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization.

                  (b) Borrower agrees to provide in connection with each of (i) a preliminary and a final private placement memorandum or (ii) a preliminary and final prospectus or prospectus supplement, as applicable, an agreement (A) certifying that Borrower has examined such Disclosure Documents specified by Lender and that each such Disclosure Document, as it relates to Borrower, Borrower Affiliates, the Property, Manager and all other aspects of the Loan, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) indemnifying Lender (and for purposes of this Section 9.2, Lender hereunder shall include its officers and directors), the Affiliate of Morgan Stanley Dean Witter & Co. ("Morgan Stanley") that has filed the registration statement relating to the Securitization (the "Registration Statement"), each of its directors, each of its officers who have signed the Registration Statement and each Person that controls the Affiliate within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act (collectively, the "Morgan Stanley Group"), and Morgan Stanley, each of its directors and each Person who controls Morgan Stanley within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the "Underwriter Group") for any losses, claims, damages or liabilities (collectively, the "Liabilities") to which Lender, the Morgan Stanley Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such sections or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such sections or necessary in order to make the statements in such sections, in light of the circumstances under which they were made, not misleading and (C) agreeing to reimburse Lender, the Morgan Stanley Group and/or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Morgan Stanley Group and the Underwriter Group in connection with investigating or defending the Liabilities; provided, however, that Borrower will be liable in any such case under clauses (B) or (C) above only to the extent that any such loss claim, damage or liability arises out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender by or on behalf of Borrower in connection with the preparation of the Disclosure Document or in connection with the underwriting or closing of the Loan, including, without limitation, financial statements of Borrower, operating statements, rent rolls, appraisals, market studies, environmental site assessment reports and property condition reports with respect to the Property. This indemnity agreement will be in addition to any liability which Borrower may otherwise have.

                  (c) In connection with any filing under or pursuant to the Exchange Act in connection with or relating to a Securitization, Borrower shall
(i) indemnify Lender, the Morgan Stanley Group and the Underwriter Group for Liabilities to which Lender, the Morgan Stanley Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the omission or alleged omission to state in the Disclosure Document a material fact required to be stated in the Disclosure Document in order to make the statements in the Disclosure Document, in light of the circumstances under which they were made, not misleading and (ii) reimburse Lender, the Morgan Stanley Group or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Morgan Stanley Group or the Underwriter Group in connection with defending or investigating the Liabilities.

                  (d) Promptly after receipt by an indemnified  party under this
Section 9.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9.2, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Section 9.2, such indemnified party shall pay for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party at the cost of the indemnifying party. The indemnifying party shall not be liable for the expenses of more than one separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another indemnified party.

                  (e) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 9.2(b) or
(c) is for any reason held to be unenforceable as to an indemnified party in respect of any losses, claims, damages or liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under
Section 9.2(b) or (c), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) Morgan Stanley's and Borrower's relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

                  (f) The liabilities and obligations of both Borrower and Lender under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

                  X DEFAULTS

                  Section 10.1 Event of Default.

                  (a) Each of the following events shall constitute an event of default hereunder (an "Event of Default"):

                  (i) if any portion of the Debt is not paid when due; provided, however, that until the Securitization Date has occurred, failure to pay interest with respect to the Loan on any Monthly Payment Date shall not constitute an Event of Default unless such failure shall continue for two (2) Business Days after written notice to Borrower of such failure;

                  (ii) if any of the Taxes or Other Charges are not paid when due; provided, however, that it shall not be an Event of Default if (A) Borrower is depositing Tax Funds with Lender in accordance with the terms of this Agreement, (B) such Tax Funds are available to Lender to make any payment of Taxes when due and (C) Lender fails to make any payment of Taxes when due;

                  (iii) if the Policies are not kept in full force and effect;

                  (iv) if Borrower or SPC Member breaches or permits or suffers a breach of Section 3.1.24 hereof or Section 7 of the Mortgage;

                  (v) if any representation or warranty made by Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

                  (vi) if Borrower or SPC Member shall make an assignment for the benefit of creditors;

                  (vii) if a receiver, liquidator or trustee shall be appointed for Borrower or Metropolitan or if Borrower or Metropolitan shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower or Metropolitan, or if any proceeding for the dissolution or liquidation of Borrower or Metropolitan shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower or Metropolitan, as applicable, upon the same not being discharged, stayed or dismissed within thirty (30) days;

                  (viii) if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

                  (ix) if any of the assumptions contained in the Insolvency Opinion, or in any other non-consolidation opinion delivered to Lender in connection with the Loan, or in any other non-consolidation delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

                  (x) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (ix) above, for seven (7) Business Days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such nonmonetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period and provided further that Borrower shall have commenced to cure such Default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed 180 days; or

                  (xi) if there shall be a default under any of the other Loan Documents beyond any applicable cure periods contained in such documents, whether as to Borrower or the Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt.

                  (b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to all or any portion of the Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and any portion of the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi), (vii) or (viii) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

                  Section 10.2 Remedies.

                  (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

                  (b) With respect to Borrower and the Property, Lender may seek satisfaction out of the Property or any part thereof, in its absolute discretion, in respect of the Debt. In addition, Lender shall have the right from time to time to partially foreclose the Mortgage in any manner and for any amounts secured by the Mortgage then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances:
(i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of interest, Lender may foreclose the Mortgage to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose the Mortgage to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Mortgage as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Mortgage to secure payment of sums secured by the Mortgage and not previously recovered.

                  (c) Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents

(the "Severed Loan Documents") in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender's intent to exercise its rights under such power.
Except as may be  required  in  connection  with a  securitization  pursuant  to
Section 9.1 hereof, (i) Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents, and (ii) the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

                  (d) Any amounts recovered from the Property or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

                  Section 10.3 Remedies Cumulative.

                  The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

                  XI MISCELLANEOUS

                  Section 11.1 Successors and Assigns.

                  All covenants,  promises and agreements in this Agreement,  by
or  on  behalf  of   Borrower,   shall   inure  to  the  benefit  of  the  legal
representatives, successors and assigns of Lender.

                  Section 11.2 Lender's Discretion.

                  Whenever pursuant to this Agreement Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive. Prior to a Securitization, whenever pursuant to this Agreement the Rating Agencies are given any right to approve or disapprove, or any arrangement or term is to be satisfactory to the Rating Agencies, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory, based upon Lender's determination of Rating Agency criteria, shall be substituted therefore.

                  Section 11.3 Governing Law.

                  THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING
SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING, TO THE EXTENT PERMITTED BY LAW, ALL OTHER CHOICE OF LAW AND CONFLICT OF LAW RULES. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

                  Section 11.4 Modification, Waiver in Writing.

                  No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

                  Section 11.5 Delay Not a Waiver.

                  Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

                  Section 11.6 Notices.

                  All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a "Notice") required, permitted, or desired to be given hereunder shall be in writing sent by telefax (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested or delivered by hand or reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 11.6. Any Notice shall be deemed to have been received three (3) days after the date such Notice is mailed or on the date of sending by telefax or delivery by hand or the next Business Day if sent by an overnight commercial courier addressed to the parties as follows:



              If to Lender:          Morgan Stanley Mortgage Capital Inc.
                                     1585 Broadway - 38th Floor
                                     New York, New York 10036
                                     Attention:  James Flaum & Kevin Swartz
                                     Facsimile No. (212) 761-0524

              with a copy to:        Simpson Thacher & Bartlett
                                     425 Lexington Avenue
                                     New York, New York 10017
                                     Attention:  Gregory J. Ressa, Esq.
                                     Facsimile No. (212) 455-2502

              If to Borrower:        Reckson Associates Realty Corp.
                                     10 East 50th Street - 27th Floor
                                     New York, New York 10022
                                     Attention:  Philip M. Waterman III and Jason Barnett, Esq.
                                     Facsimile No. (212) 715-6535

              with a copy to:        Fried, Frank, Harris, Shriver & Jacobson
                                     One New York Plaza
                                     New York, New York 10004
                                     Attention:  Joshua Mermelstein, Esq.
                                     Facsimile No. (212) 859-4000

                  Section 11.7 Trial by Jury.

                  BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

                  Section 11.8 Headings.

                  The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  Section 11.9 Severability.

                  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  Section 11.10 Preferences.

                  Except as otherwise explicitly set forth in this Agreement, Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

                  Section 11.11 Waiver of Notice.

                  Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

                  Section 11.12 Remedies of Borrower.

                  In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower's sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

                  Section 11.13 Expenses; Indemnity.

                  (a) Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse Lender upon receipt of written notice from Lender, for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) Borrower's ongoing performance of and compliance with Borrower's agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (ii) Lender's ongoing performance of and compliance with all agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrower; (iv) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred, in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (v) enforcing or preserving any rights, in response to third party claims (as to third party claims, to the extent that Borrower has not promptly undertaken to defend such claims and diligently prosecuted such defense in a manner and with counsel reasonably satisfactory to Lender) or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; and (vi) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "workout" or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any costs due and payable to Lender may be paid from the Lockbox Account.

                  (b) Borrower shall indemnify, defend and hold harmless Lender from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the "Indemnified Liabilities"); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

                  Section 11.14 Schedules Incorporated.

                  The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

                  Section 11.15 Offsets, Counterclaims and Defenses.

                  Any assignee of Lender's interest in and to this Agreement and the other Loan Documents which is not an Affiliate of Lender shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower; provided, however, that an Affiliate of Lender shall not be deemed to include any transferee of Lender's interest in and to this Agreement and the other Loan Documents in connection with a Securitization.

                  Section 11.16 No Joint Venture or Partnership; No Third Party Beneficiaries.

                  (a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy in common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

                  (b) This Agreement and the other Loan Documents are solely for the benefit of Lender and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

                  Section 11.17 Publicity.

                  Except as required by law, all news releases, publicity or advertising, in each case, initiated by Borrower or its Affiliates, through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, Morgan Stanley Mortgage Capital Inc., or any of their Affiliates shall be subject to the prior approval of Lender, not to be unreasonably withheld or delayed. If Lender shall fail to disapprove any written request regarding a news release, publicity or advertising within three (3) Business Days of Lender's receipt of such request, Lender shall be conclusively deemed to have approved such news release, publicity or advertising.

                  Section 11.18 Waiver of Marshalling of Assets.

                  To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower's partners and others with interests in Borrower, and of the Property, or to a sale in inverse order of alienation in the event of foreclosure of the Mortgage, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever.

                  Section 11.19 Waiver of Counterclaim.

                  Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

                  Section 11.20 Conflict; Construction of Documents; Reliance.

                  In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

                  Section 11.21 Brokers and Financial Advisors.

                  Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Lender hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender's attorneys' fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower in connection with the transactions contemplated herein. The provisions of this Section 11.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

                  Section 11.22 Exculpation.

                  Subject to the qualifications below, (i) Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Mortgage or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against any of the members of Borrower or any direct or indirect partner, shareholder, member, manager, owner, officer, director, trustee or employee in or of Borrower (collectively, the "Exculpated Parties") or Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgage and the other Loan Documents, or in the Property, the Rents, or any other collateral given to Lender pursuant to the Loan Documents, (ii) except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Property, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgage and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower or any Exculpated Parties in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Mortgage or the other Loan Documents and (iii) none of the Exculpated Parties shall have any personal liability in any respect for the Loan or the obligations of Borrower contained in the Loan Documents. The provisions of this Section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (c) affect the validity or enforceability of or any guaranty made in connection with the Loan (including, without limitation, the Guaranty) or any of the rights and remedies of Lender thereunder, or be taken to prevent recourse against any guarantor (including, without limitation, Metropolitan) under any guaranty made in connection with the Loan (including, without limitation, the Guaranty); (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Assignment of Leases; (f) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Mortgage or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Property; or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys' fees and costs reasonably incurred) arising out of or in connection with any of the following:

                  (i) fraud or intentional misrepresentation by Borrower or any guarantor in connection with the Loan;

                  (ii) the gross negligence or willful misconduct of Borrower;

                  (iii) the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity or in the Mortgage concerning environmental laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto in either document;

                  (iv) the removal or disposal of any portion of the Property after an Event of Default without replacing the same with an item or items of comparable value;

                  (v) the misapplication or conversion by Borrower of (A) any insurance proceeds paid by reason of any loss, damage or destruction to the Property, (B) any Awards or other amounts received in connection with the Condemnation of all or a portion of the Property, or (C) any Rents following an Event of Default;

                  (vi) failure to pay charges for labor or materials or other charges that can create liens on any portion of the Property;

                  (vii) any security deposits, advance deposits or any other deposits collected with respect to the Property which are not delivered to Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof;

                  (viii)  Borrower's  indemnification  of  Lender  set  forth in
         Section 9.2 hereof;

                  (ix) failure to maintain Borrower's status as a single purpose entity; and

                  (x) failure to permit on-site inspections of the Property, failure to provide financial information or failure to appoint a new property manager upon the request of Lender after an Event of Default, each as required by, and in accordance with, the terms and provisions of, this Agreement and the Mortgage, if such condition shall continue for five (5) Business Days after notice thereof.

                  Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower in the event: (i) Borrower fails to obtain Lender's prior written consent to any subordinate financing or other voluntary lien encumbering the Property; or (ii) Borrower fails to obtain Lender's prior written consent to any assignment, transfer, or conveyance of the Property or any interest therein as required by the Mortgage or this Agreement.

                  Section 11.23 Prior Agreements.

                  This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including, without limitation, the Letter dated October 26, 1999 (as amended) between Borrower and Morgan Stanley, are superseded by the terms of this Agreement and the other Loan Documents.

                  Section 11.24 Servicer.

                  At the option of Lender, the Loan may be serviced by a servicer (the "Servicer") selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the "Servicing Agreement") between Lender and Servicer.

                  Section 11.25 Assignment to Successor Lender.

                  Lender shall, upon (i) payment in full of the Debt and (ii) the written request of Borrower, assign the Mortgage and the Note without recourse, representation or warranty of any kind to an assignee designated by Borrower; provided, however, that Borrower shall pay all third party, out-of-pocket costs or expenses incurred by Lender (including reasonable attorney's fees of outside counsel) in connection with such assignment.

                  IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                 LENDER:

                                 SECORE FINANCIAL CORPORATION, a
                                 Pennsylvania corporation

                                 By:
                                     --------------------------------
                                 Name:
                                 Title:

                                 BORROWER:


                                 1350 LLC, a Delaware limited liability company

                                 By:   1350 Mezzanine LLC, a Delaware limited
                                       liability company

                                       By:  Metropolitan Operating Partnership,
                                            L.P., a Delaware limited partnership

                                            By: Metropolitan Partners LLC, a
                                                Delaware limited liability
                                                company

                                                By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

                                   SCHEDULE 1

                                  ANNUAL BUDGET

        Loan Year         Item    Estimated Cost    Total Annual Amount
        ---------         ----    --------------    -------------------

                                   SCHEDULE 2

                           CAPITAL EXPENDITURES BUDGET

        Loan Year         Item    Estimated Cost    Total Annual Amount
        ---------         ----    --------------    -------------------

                                   SCHEDULE 3

                                 NON-COMPLIANCE

                                      NONE

                                   SCHEDULE 4

                                     LEASES

                                   SCHEDULE 4A

                                DEFAULTED LEASES

                                    EXHIBIT A

                          FORM OF FINANCIAL STATEMENTS

                                    EXHIBIT B

                        FORM OF CASH MANAGEMENT AGREEMENT

                                    EXHIBIT C

                              LETTER OF INSTRUCTION

                             ------------ ---, -----

[Tenants under Leases]

                  Re:      Lease dated ________ between _______________,
                           as Landlord, and _______________, as Tenant, concerning premises known as ________________

Ladies and Gentlemen:
                  This letter shall constitute notice to you that the undersigned has granted a security interest in the captioned lease and all rents, additional rent and all other monetary obligations to landlord thereunder (collectively, "Rent") in favor of Secore Financial Corporation, as lender ("Lender"), to secure certain of the undersigned's obligations to Lender. The undersigned hereby irrevocably instructs and authorizes you to disregard any and all previous notices sent to you in connection with Rent and hereafter to deliver by wire transfer of immediately available funds all Rent as follows:

                           Account No. ______________
                           [Bank with Operating Account]
                           [Bank's Address]
                           Attention: _________________
                           ABA# ____________________
                  You hereby agree that you have no right of offset against the Rent and shall not exercise or attempt to exercise any such right against the Rent.

                  The instructions set forth herein are irrevocable and are not subject to modification in any manner, except that Secore Financial Corporation, under that certain Consolidated, Amended and Restated Mortgage, Security Agreement and Fixture Filing, dated as of the date hereof, from the undersigned in favor of Lender, or any successor lender so identified by Lender, may by written notice to you rescind the instructions contained herein.

                                   Sincerely,
                                   1350 LLC
                                   By:
                                       -----------------------------
                                   Name:
                                   Title:

                  ACKNOWLEDGMENT AND AGREEMENT
                  The undersigned acknowledges notice of the security interest of Lender and hereby confirms that the undersigned has received no notice of any other pledge or assignment of the Rent and will honor the above instructions. All payments made by the undersigned to Lender shall be made irrespective of, and without deduction for, any counterclaim, defense, recoupment or setoff.

                                   [Tenant]
                                   By:
                                       -----------------------------
                                   Name:
                                   Title:


                  Dated as of: __________ ___, _____